UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE STUDENT LOAN CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	April 9, 2009

Date of Meeting:	May 14, 2009
Time:	8:30 a.m., Eastern Standard Time
Place:	399 Park Avenue 12th Floor Auditorium New York, New York

At the Annual Meeting, the following proposals are on the agenda for action by the stockholders:

•	To elect three directors to hold office until the annual meeting in 2012, and until the election and qualification of their successors;

•	To ratify the selection of KPMG LLP as independent auditors for 2009; and

•	To transact such other business as may properly come before the meeting.

Option 1:

Please complete the enclosed proxy card and return it promptly in the enclosed envelope or return via first-class mail to Computershare Proxy Services, P.O. Box 43126, Providence, RI 02940-5138. Stockholders of record on March 31, 2009 are entitled to one vote for each share held. A list of these stockholders will be available for inspection for 10 days preceding the meeting at 425 Park Avenue, 2nd Floor, New York, New York, and also will be available for inspection at the meeting itself.

Option 2:

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2009.

You can obtain a copy of the Company’s 2009 Proxy Statement, 2008 Annual Report and Form 10-K and form of proxy card via the Internet at www.envisionreports.com/STU if you are a registered stockholder, and at www.edocumentsview.com/STU if you are a beneficial stockowner.

By order of the Board of Directors,

Michael J. Reardon

Chairman, Chief Executive Officer and President

THE STUDENT LOAN CORPORATION

750 Washington Boulevard

Stamford, CT 06901

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Student Loan Corporation (the Company). These proxies will be voted at the Annual Meeting of Stockholders of the Company, to be held at 399 Park Avenue, 12th Floor Auditorium, New York, New York, on May 14, 2009 (the Annual Meeting), at 8:30 a.m. (Eastern Standard Time), and at any adjournments or postponements of such meeting. There are two entrances to the building, one on the east side of Park Avenue and the other on the west side of Lexington Avenue. Both of the entrances are between East 53rd Street and East 54th Street. Each attendee must present valid picture identification, such as a driver’s license, to gain admittance to the meeting. The Board of Directors has set March 31, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date there were 20 million shares of the Company’s common stock outstanding and eligible to vote. Citibank, N.A. (CBNA) owns 80% of the Company’s outstanding common stock as an indirectly wholly owned subsidiary of Citigroup, Inc. (Citigroup) and is the Company’s principal shareholder. Each share of common stock entitles the holder thereof to one vote on each matter that is voted on at the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April 9, 2009.

The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone or a hosted Company website as referenced on the proxy card. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred. Employees of Georgeson Inc. will also solicit proxies at a fee of approximately $20,000 plus out-of-pocket expenses.

Only stockholders of record on March 31, 2009 will be entitled to notice of and to vote at the Annual Meeting. Stockholders are urged to sign the enclosed proxy card, solicited on behalf of the Board of Directors, and to return it promptly in the enclosed envelope. Proxies will be voted in accordance with stockholders’ directions. Signing the proxy card does not affect a stockholder’s right to vote in person at the meeting, and the proxy may be revoked prior to its exercise by sending in a new proxy card with a later date, or sending a written notice of revocation to the Company’s Investor Relations Office at the address set forth below, prior to the convening of the meeting. If a stockholder attends the Annual Meeting in person, the stockholder may request that a previously submitted proxy not be used. You may vote for or against each director nominee or abstain from voting on a director nominee. Each nominee for director will be elected if the votes for the director exceed the votes against the director. Abstentions will not be counted either for or against the director. If no directions are given, proxies will be voted for the election of directors. You may vote for or against the ratification of KPMG, or abstain from voting on this proposal. The Board recommends that you vote: FOR each of the Board’s nominees for election as directors, and FOR the appointment of KPMG as independent auditors for 2009.

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting.

To vote by proxy you must either: (i) fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope or return via first-class mail to Computershare Proxy Services, P.O. Box 43126, Providence, RI 02940-5138; or (ii) vote by telephone using the instructions on the proxy card; or (iii) vote by Internet using the instructions on the proxy card.

CBNA, an indirect wholly owned subsidiary of Citigroup, which exercises sole voting power over a majority of the outstanding shares of the Company’s common stock, has advised the Company that it intends to vote all such shares in favor of the election of the nominees named herein and the ratification of the Company’s independent auditors. Because of the voting power of CBNA, the nominees are assured election and the ratification of independent auditors is assured passage.

A copy of the Company’s Annual Report to Stockholders and Form 10-K and Proxy Statement is also available on the Company’s website at www.studentloan.com by clicking the Investor Relations page. Copies may also be obtained without charge by writing to the Company’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2009 or in the future, he or she may place such a request by calling toll-free 1-800-542-1061 or writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are the holders of record.

Stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the internet. If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided when you vote over the internet. If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the internet address to access the Company’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. To enroll for this service, or to subsequently view or change your enrollment profile, please go to www.computershare.com, select U.S., then select shareholder services, and then click on the “Investor Centre.”

Corporate Governance

The Company continually strives to maintain the highest standards of ethical conduct by reporting results with accuracy and transparency and by maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.

The current charters of the Audit and Compensation Committees, as well as the Company’s Corporate Governance Guidelines (the Governance Guidelines), Code of Conduct and Code of Ethics for Financial Professionals are available in the “Investor Relations” section of the Company’s website: www.studentloan.com. Stockholders may obtain printed copies of these documents by writing to the Company’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

Corporate Governance Guidelines

The Company’s Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. The Governance Guidelines are reviewed periodically and revised as necessary to continue to reflect best practices. The full text of the Governance Guidelines, as approved by the Board of Directors on January 29, 2009, is set forth in Annex A to this Proxy Statement.

The Governance Guidelines outline the responsibilities, qualifications and composition of the Board of Directors. The Governance Guidelines require that at least three of the members of the board of directors be independent. Only outside directors can be considered for independence. The Company is a “controlled company” within the meaning of the Rules of the New York Stock Exchange (NYSE), since 80% of its voting power is held by CBNA. As such, the NYSE does not require the Company to have a majority of independent directors on the Board of Directors. A description of the Company’s independence criteria and its independence determinations are set forth below. The number of other public company boards on which a director may serve is subject to a case-by-case review by the Board of Directors, in order to ensure that each director is able to devote sufficient time to perform his or her duties as a director. Members of the Audit Committee may not serve on more than three public company Audit Committees, including the Audit Committee of the Company.

The Governance Guidelines require that all members of the committees of the Board of Directors be independent. The Board of Directors and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company.

The Governance Guidelines provide for executive sessions at each Board of Directors meeting. Under the Governance Guidelines, the responsibility for presiding at the executive sessions is rotated from meeting to meeting among the chairpersons of each Board of Directors committee.

Directors are expected to attend Board of Directors meetings, meetings of the committees on which they serve and the annual meetings of stockholders.

Under the Governance Guidelines, the Chairman of the Board of Directors, in consultation with the other directors, conducts an annual review of the Board of Directors’ performance and the performance of each committee. Each committee is also required to conduct its own self-evaluation. The results of these evaluations are required to be reported to the Board of Directors. Directors have full and free access to senior management and other employees of the Company and are provided with orientation materials for new directors.

The Governance Guidelines prohibit investments by the Company or any member of senior management in a private entity in which a director is a principal or a publicly traded entity in which a director owns or controls a 10% interest.

Definitions

•

For purposes of the Governance Guidelines as well as of Director Independence and Transactions with Related Persons discussed below: (i) the term “immediate family member” means a director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the director’s or executive officer’s household; (ii) the term “business affiliation” means any corporation (other than The Student Loan Corporation, any of its subsidiaries, or affiliates of Citigroup), partnership, limited partnership, syndicate or other organization of which the director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “transaction with a related person” is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company is a participant; and (c) any related person (any director, any executive officer of the Company, any nominee for director, any shareholder beneficially owning in excess of 5% of any class of voting security of the Company, and any “immediate family member” of any such person) has or will have a direct or indirect material interest.

Director Independence

The Board of Directors has adopted categorical standards to assist the Board of Directors in evaluating the independence of each of its directors. The standards describe various types of relationships that could potentially exist between a Board of Directors member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the standards that, in the Board of Directors’ opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the Board of Directors will deem such person to be independent.

In January 2009, the Board of Directors as a whole reviewed summaries of responses to their individual questionnaires of outside directors asking about their relationships with the Company and its affiliates (and those of their immediate family members) and other potential conflicts of interest, as well as data provided by management related to transactions, relationships or arrangements between the Company and the directors or their immediate family members. The Board of Directors has determined that Mr. Bailey, Mr. Drake, Dr. Glover and Dr. Handler satisfy the standard of independence according to the Directors Independence Standards as set out in the Company’s Governance Guidelines as well as to the corporate governance rules of the NYSE and the applicable Securities and Exchange Commission (SEC) rules. As indicated in the categorical standards of independence in the Director Independence Standards, the Board of Directors believes that certain business or not-for-profit organization relationships that meet these standards are not material relationships that would impair a director’s independence. In this regard, the Board of Directors considered affiliations of each non-management director and his or her immediate family members with various for-profit and not-for-profit entities by virtue of their employment, directorship and trusteeship. All members of the Audit and Compensation Committees are considered independent for this purpose.

Categorical Standards

Relationships as Client

•

Neither a director nor any immediate family member shall have any personal loans from the Company, except for credit cards, charge cards and overdraft checking privileges with the Company’s affiliates in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In addition, affiliates of the Company may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered, to directors who are employees of the Company or its affiliates.

•

Any other financial services provided to a director or any member of his or her immediate family by the Company must be made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Advisory and Consulting Arrangements

•

Neither a director nor any immediate family member of a director shall, during any 12-month period within the last three years, have received, directly or indirectly, from the Company any compensatory fees or benefits in an amount greater than $120,000, other than (i) standard compensation arrangements applicable to non-employee directors generally; or (ii) compensation paid to an immediate family member of a director who is a non-executive employee of the Company.

Business Relationships

•

All payments made by the Company, its parent or its affiliates to, and payments received by the Company or its affiliates from, a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

•

In addition, the aggregate amount of payments in any of the last three fiscal years by the Company and its affiliates to, and to the Company and its affiliates from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the company receiving the payment.

Charitable Contributions

•

Annual contributions made by the Company, its parent or its affiliates in any of the last three fiscal years to a foundation, university or other not-for-profit organization of which a director or an immediate family member serves as a director, trustee or executive officer may not exceed the greater of $50,000 or 10% of the annual consolidated gross revenue of the Charitable Organization.

Employment/Affiliations

•	An outside director shall not:

(i)	be or have been an employee of the Company or one of the Company’s affiliates within the last three years; or

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Company or one of the Company’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed the director.

•	An outside director may not have a family member who:

(i)	is an executive officer of the Company or one of the Company’s affiliates or has been within the last three years; or

(ii)	is, or within the past three years has been, part of an interlocking directorate in which an executive officer of the Company or one of the Company’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed such family member.

•	A director may not:

(i)	be a current partner or employee of a firm that is the Company’s internal or external auditor; or

(ii)	have been within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	An immediate family member of a director may not:

(i)	be a current partner of a firm that is the Company’s internal or external auditor; or

(ii)	be or have been within the last three years a partner or employee of such a firm and personally work or worked on the Company’s audit.

•	No member of the Audit Committee shall be an affiliated person of the Company.

Immaterial Relationships and Transactions

•

The Board of Directors may determine that a director is independent notwithstanding the existence of an immaterial relationship or transaction between the director and the Company or its affiliates, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board of Directors’ determination that such relationship does not preclude a determination that the director is independent. Relationships or transactions between a director and the Company or its affiliates that comply with the Governance Guidelines including, but not limited to the sections entitled Transactions with Directors, Loans to Directors, Loans to Executive Officers, and Investments, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Transactions with Related Persons

The Board of Directors has adopted a policy regarding the review of transactions between the Company and its related persons as a part of its Governance Guidelines (attached as Annex A). Under the policy, the Board of Directors is responsible for reviewing such transactions with related persons. No director shall participate in any discussion of a transaction with a related person for which he or she or any member of his or her immediate family is a related person, except that the director shall provide all material information concerning the transaction with the related person to the Board of Directors. The policy also contains a list of categories of transactions that would be deemed “exempted” from the Board of Directors approval requirement.

Interaffiliate Transactions

The Company has engaged and expects to continue to engage in a variety of business arrangements with CBNA, a related person of the Company, and its affiliates (interaffiliate transactions). All material interaffiliate transactions, as well as material amendments or renewals, must be approved by the Audit Committee.

Omnibus Credit Agreement

This agreement with CBNA provides a maximum aggregate credit limit of $30.0 billion through December 31, 2009. The Company is currently negotiating a new agreement with CBNA to replace the existing agreement. If the agreement is not extended or replaced by that date, the borrowings outstanding at that date would continue to mature based on their originally contracted maturities. The Company had outstanding short- and long-term unsecured borrowings with CBNA incurred under the terms of this agreement of $12.7 billion and $10.1 billion, respectively, at December 31, 2008 and $13.4 billion and $8.1 billion, respectively, at December 31, 2007. The largest aggregate amount of principal outstanding during 2008 and 2007 was $25.5 billion and $23.1 billion, respectively. During the years ended December 31, 2008 and 2007, the Company incurred approximately $0.9 billion and $1.2 billion of interest, respectively. As of December 31, 2008 and 2007, the outstanding borrowings had contractual weighted-average interest rates of 3.3% and 5.1%, respectively.

Interest Rate Swap and Option Agreements

The Company is a party to interest rate swaps and options with CBNA, an investment-grade counterparty, to manage its interest rate risk exposure. Following is a summary of derivative agreements with affiliates:

	December 31,
	2008			2007
		Fair Value			Fair Value
(Dollars in thousands)	Notional	Asset	Liability	Notional	Asset	Liability
Other LIBOR Based Swaps	$13,342,300	$37,361	$65,348	$8,495,000	$34,492	$2,113
Interest Rate Floor Options	12,127,561	54,198	398,280	8,743,266	1,372	89,193

The Company’s other LIBOR based swaps mature between 2011 and 2028 and the interest rate floor options mature between 2009 and 2028. The Company is required to maintain collateral for its derivative contracts entered into with CBNA in a margin account. The Company’s collateral on these derivatives was $387.5 million and $86.7 million at December 31, 2008 and 2007, respectively.

Student Loan Origination Agreement and Servicing Fees Earned

CitiAssist Loans are originated by CBNA under an inter-affiliate agreement. After full disbursement, the Company purchases all CitiAssist Loans at CBNA’s carrying value at the time of purchase, plus a contractual premium. Total CitiAssist Loans purchased by the Company during 2008 and 2007 was $1.5 billion and $2.0 billion, respectively. Total premiums paid by the Company related to CitiAssist Loan purchases were $9.9 million in 2008 and $13.3 million in 2007. At December 31, 2008, the Company was committed to purchase CitiAssist Loans of $1.5 billion.

The Company also earns loan origination and servicing revenue for work performed on CitiAssist Loans held by CBNA prior to purchase by the Company. The Company received revenue related to this agreement of $7.6 million and $7.3 million during the years ended December 31, 2008 and 2007, respectively.

Facilities

CBNA provides the Company’s office facilities and furniture in Pittsford, New York, and in Stamford, Connecticut. During the years ended December 31, 2008 and 2007, the Company made payments of $2.6 and $3.0 million, respectively, for use of the Pittsford and Stamford facilities.

Salaries and employee benefits

The Company’s employees are covered under various benefit plans of Citigroup, which indirectly owns all of the stock of CBNA, including: (i) medical and life insurance plans that cover active, retired and disabled employees; (ii) defined benefit pension; (iii) dental; (iv) defined contribution plan; (v) salary continuance for disabled employees; and (vi) workers compensation. Citigroup charges the Company a fee calculated as a fixed percentage of total salaries. The Company also participates in various Citigroup stock-based compensation programs under which Citigroup stock or stock options are granted to certain of the Company’s employees. The Company has no stock-based compensation programs in which its own stock is granted. The Company pays Citigroup directly for participation in its stock-based compensation programs, but receives a capital contribution for those awards related to participation in the employee incentive stock option program. Employee benefit and stock based compensation fees were $11.9 million and $13.4 million during the years ended December 31, 2008 and 2007, respectively.

Servicing, Professional and Other Fees Paid

The Company’s loan portfolio consists primarily of student loans originated under the Federal Family Education Loan Program (FFEL Program) through a trust agreement with CBNA. The majority of the loan originations and servicing work on the Company’s FFEL Program and CitiAssist Loan portfolios was performed under the provisions of inter-affiliate agreements with affiliates of the Company, including Citibank (South Dakota), N.A. CBNA and certain of its affiliates also have various marketing arrangements with the Company. Fees associated with these arrangements totaled $62.3 million during 2008 and $50.9 million during 2007.

Other Interaffiliate Arrangements

Citigroup and its subsidiaries engage in other transactions and servicing activities with the Company, including cash management, data processing, telecommunications, payroll processing and administration, facilities procurement, underwriting and others. Fees for these services were $13.2 million and $9.4 million during the years ended December 31, 2008 and 2007, respectively.

Communications with the Board of Directors

Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors may do so by addressing their correspondence to the Board of Directors member or members, c/o the Corporate Secretary, The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Financial Professionals governing the principal executive officers of the Company and all Company professionals serving in a finance, accounting, treasury, tax or investor relations role. A copy of the Code of Ethics for Financial Professionals is available on our website at www.studentloan.com. Click on “Investor Relations”, “Board and Management” and then “Code of Ethics for Financial Professionals.” It is listed as an Exhibit to the Company’s Annual Report on Form 10-K. The Company intends to disclose amendments to, or waivers from, the Code of Ethics for Financial Professionals, if any, on the website.

Code of Conduct

The Board of Directors has adopted a Code of Conduct, which outlines the principles, policies and laws that govern the activities of the Company and its employees, agents and representatives and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Conduct. A copy of the Code of Conduct is available on our website at www.studentloan.com. Click on “Investor Relations”, “Board and Management” and then “Code of Conduct”.

Ethics Hotline

The Company strongly encourages employees to raise possible ethical issues, and offers several channels by which employees and third parties may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. It participates in the Ethics Hotline that is maintained by Citigroup and is available 24 hours a day, seven days a week with a dedicated email address, fax line and web-link. Individuals may choose to remain anonymous. The Company prohibits retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations. Calls to the Ethics Hotline are received by a third party vendor, which reports the calls to Citigroup’s Ethics Office of Global Compliance for review and investigation.

Stock Ownership

The current directors and named executive officers during 2008 owned, as of March 31, 2009, the number of shares of the Company’s common stock set forth below. All owners have sole voting power and investment power with respect to such shares. The current directors and named executive officers of the Company as a group beneficially own less than 1% of the total shares of common stock outstanding.

Name / Position	Shares of SLC Common Stock
Vikram A. Atal, Director	0
James L. Bailey, Director	0
Gina Doynow, Director	0
Rodman L. Drake, Director	116
Richard Garside, Director	0
Glenda B. Glover, Director	0
Joseph P. Guage, Controller and Chief Accounting Officer	0
Evelyn E. Handler, Director	0
Christine Y. Homer, Vice President, Secretary and General Counsel	0
Daniel McHugh, former Chief Financial Officer(1)	0
Patricia A. Morris, Vice President and Chief Risk Officer	0
Loretta Moseman, Director	0
Scot H. Parnell, Vice President and Chief Financial Officer(1)	0
Michael J. Reardon, Chief Executive Officer, President and Director	0
Kevin L. Thurm, Director	0
John Vidovich, Vice President and Executive Sales Director(2)	0
All current directors and executive officers as a group (15 persons)	116

(1)	Mr. Parnell replaced Mr. McHugh as Chief Financial Officer effective February 29, 2008.

(2)	Mr. Vidovich was appointed to Vice President and Executive Sales Director effective February 29, 2008.

Certain Other Share Owners

CBNA and Artisan Partners Limited Partnership (Artisan Partners) are the only persons known by the Company to own beneficially more than 5% of the Company’s outstanding common stock as of December 31, 2008.

Name and Address of Beneficial Owner	Shares	Percent of Class
CBNA 399 Park Ave New York, NY 10043	16,000,162	80.0%
Artisan Partners 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	1,481,443	7.4%

Citicorp Holdings Inc. is the sole stockholder of CBNA and Citigroup is the sole stockholder of Citicorp Holdings Inc. Each of CBNA, Citicorp Holdings Inc. and Citigroup has shared voting power and shared dispositive power with respect to 16,000,448 shares, which includes an addition 286 shares held by Citigroup.

As publicly disclosed in its Form 13G filing dated February 13, 2009, as of December 31, 2008, Artisan Partners had discretionary investment authority over 1,481,443 shares by virtue of Artisan Partners’ power to dispose of such shares. The shares are owned by certain of Artisan Partners’ discretionary investment clients, none of whom individually owns shares in an amount equal to or in excess of 5% of the Company’s outstanding stock. Artisan Partners is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Artisan Investment Corporation is the general partner of Artisan Partners. ZFIC, Inc., is the sole stockholder of Artisan Investment Corporation. Andrew A. and Carlene M. Ziegler are the principal stockholders of ZFIC, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding common stock, to file with the SEC and the NYSE initial reports of ownership, reports of changes in ownership and annual reports of ownership of common stock. Such directors, officers and 10% stockholders are also required to furnish the Company with copies of all such filed reports.

Based on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its directors, officers and 10% shareholders timely filed all required reports, if any, under Section 16(a) during 2008.

Board of Directors

Nomination of Directors

The Board of Directors has not established a separate standing nominating and corporate governance committee. Since 80% of the Company’s voting power is held by CBNA, the Company is considered a “controlled company.” A “controlled company” is not required by the corporate governance rules of the NYSE to have a separate standing nominating and corporate governance committee. In light of the Company’s status as a “controlled company” and the NYSE corporate governance rules, the Board of Directors believes that it is appropriate not to have a separately designated nominating committee and therefore, the Company does not have a nominating committee charter. The Board of Directors as a whole performs the functions that would typically be performed by a nominating committee.

The Chairman of the Board of Directors initially considers all qualified independent director candidates identified by members of the Board of Directors, by senior management, by security holders or by a search firm. Security holders who would like to propose an independent director candidate for consideration by the Board of Directors may do so by submitting the candidate’s name, resume and biographical information to the attention of the Corporate Secretary, The Student Loan Corporation, 750 Washington Blvd., 9th Floor Stamford, CT 06901. All proposals for nomination received by the Corporate Secretary will be presented to the Chairman of the Board of Directors for consideration. Based on the Chairman’s assessment of each candidate’s independence, skills and qualifications, and after consultation with the Compensation Committee, the Chairman of the Board of Directors makes recommendations regarding potential independent director candidates to the Board of Directors. The Chairman of the Board of Directors and the Board of Directors follow the same process and use the same criteria for evaluating candidates proposed by security holders, members of the Board of Directors and members of senior management.

CBNA, the holder of the majority of the Company’s outstanding common stock, makes recommendations regarding all potential director candidates to the Board of Directors other than the independent director candidates recommended by the Chairman of the Board of Directors, as described above.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed and approved by the Board of Directors:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, not-for-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate has special skills, expertise and background that adds to and complements the range of skills, expertise and background of the existing directors.

•	Whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board of Directors is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of the Company’s stockholders and its other stakeholders in reaching decisions.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment and cannot be measured in any mathematical or routine way.

As stated above, Mr. Bailey, Mr. Drake, Dr. Glover and Dr. Handler are independent in accordance with the standard of independence according to the Directors Independence Standards as set out in the Company’s Governance Guidelines and the corporate governance rules of the NYSE.

PROPOSAL 1:     ELECTION OF DIRECTORS

The Board of Directors consists of ten members.

The Company’s directors are divided into three classes. The directors of each class serve for a term of three years, and, therefore, the stockholders of the Company generally will elect one-third of the directors at each annual meeting. Of the current members, Mr. Vikram A. Atal, Dr. Evelyn Handler and Ms. Loretta Moseman serve for a term expiring at this Annual Meeting; Dr. Glenda B. Glover, Mr. Michael J. Reardon and Mr. Kevin L. Thurm serve for a term expiring at the Annual Meeting in 2010; and Mr. James L. Bailey, Ms. Gina Doynow, Mr. Rodman L. Drake and Mr. Richard Garside serve for a term expiring at the Annual Meeting in 2011.

If any nominee is unable to serve out his or her term, the Board of Directors may appoint a successor to fill the unexpired portion. In a non-contested election, each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR each of the named nominees.

Director Information

The following information with respect to each director and director nominee is set forth below: name, age, positions and offices held, principal occupation, certain other of the director’s activities and term of office as director. Mr. Atal, Mr. Garside, Ms. Doynow, Ms. Moseman, Mr. Reardon and Mr. Thurm are officers of Citigroup or its subsidiaries.

Nominees for Director

For Terms Expiring in 2012

Vikram A. Atal, 53

Mr. Atal is an Executive Vice President of Citigroup. Previously, he served as Chief Executive Officer (CEO) of the Citi Cards franchise across the U.S. and Canada, which served 150 million customers and clients with a full range of card and related products. Between 2001 and 2005, Mr. Atal was the Executive Vice President responsible for the Partnership segment in Citi Cards. Prior to 2001, he served as the Chief Financial Officer for Citi Cards and held a variety of senior finance positions within Citigroup. Prior to joining Citigroup in 1986, Mr. Atal worked for Price Waterhouse in New York and Touche Ross & Co. in London.

Mr. Atal received his B.A. in Mathematics from St. Stephen’s College, Delhi, India, and his B.S. from the London School of Economics, with a specialization in Finance.

Mr. Atal has been a director of the Company since March 2008.

Evelyn E. Handler, 75

Dr. Handler served as the Executive Director and CEO of the California Academy of Sciences from 1994 to 1997. Prior to joining the California Academy of Sciences, Dr. Handler served as a Research Fellow and as an Associate of the Graduate School of Education at Harvard, and as a Senior Fellow at The Carnegie Foundation for the Advancement of Teaching. She served as President of Brandeis University from 1983 to 1992, and as President of the University of New Hampshire from 1980 to 1983. Previously, she was Dean of Sciences and Mathematics and professor of biological sciences at Hunter College. Dr. Handler also acted as the President of Merrimack Consultants LLC, Bow, New Hampshire from 1999 through 2004.

A graduate of Hunter College, Dr. Handler earned her M.Sc. and her Ph.D. degrees from New York University and her J.D. from Pierce Law. She has written extensively on myelogenous leukemia research. Dr. Handler is a Fellow of the American Association for the Advancement of Science and a Fellow of the New York Academy of Sciences. Additionally, she was elected to the Board of Governors of the New York Academy of Sciences in 1979. She holds honorary degrees from the University of Pittsburgh, Rivier College and Hunter College.

Dr. Handler has been a director of the Company since April 1993.

Loretta Moseman, 52

Ms. Moseman leads the Business Treasury and Analytics group for Citigroup’s Treasury. She is responsible for balance sheet optimization and transfer pricing, as well as treasury support for Citi’s Consumer Bank, Global Cards, Transactions Services and Global Wealth Management businesses. Additionally, Ms. Moseman chairs the US Asset/Liability Committee for Citigroup, as well as the Asset/Liability Committee for each of the businesses.

Prior to this, Ms. Moseman was the global treasurer for Citigroup’s Consumer Group, where she managed interest rate and foreign exchange risk, hedging, securitization and funding optimization for its global balance sheet. Ms. Moseman started her career with Citigroup in 1980 in the Accounting Policy function and held various treasury and finance roles, including Cards Treasurer, Citicorp Market Risk Manager and Director, Accounting Policy.

Before joining Citigroup, Ms. Moseman worked for Price Waterhouse from January 1978 to August 1980, where she became a Certified Public Accountant (CPA). She received her MBA from St. John’s University and her BS from Long Island University.

Ms. Moseman has been a director of the Company since March 2007.

Continuing Directors

For Terms Expiring in 2011

James L. Bailey, 63

Mr. Bailey was Chief Operating Officer of U.S. Trust Corporation, from January 2002 to March 2007, where he was responsible for product management, operations and technology, private banking, marketing and institutional business. He also served as a member of the Executive Committee of The Charles Schwab Corporation from January 2004 to March 2007.

Prior to that, Mr. Bailey served as a consultant to various financial organizations in the areas of strategy, organizational planning, consumer marketing, financial modeling, Six Sigma quality and credit and risk management. Additionally, he held various management positions within CBNA from 1972 to 2000, retiring as Executive Vice President and Group Executive.

Mr. Bailey currently serves on the Boards of Directors of Visiting Nurse Service of New York and Bowling Green State University Foundation, and on the Advisory Board for the College of Arts and Sciences at New York University. He received a B.S. in Mathematics from Bowling Green State University and an M.S. in Mathematics from New York University Courant Institute.

Mr. Bailey has been a director of the Company since November 2007.

Gina Doynow, 50

Ms. Doynow is the North American Community Relations Director for Citigroup. Working across Citigroup businesses, the Citi Foundation and with community organizations, she is responsible for the implementation of Community Relations strategies across the U.S., Puerto Rico, Guam and Canada. In her previous role she served as Executive Vice President for North America Credit Card Services, as Director of Industry Practices. This group included Regulatory and Association Relations, as well as Business and Privacy Practices.

Since joining Citigroup as a Management Associate in 1988, Ms. Doynow has held a number of operations, risk, marketing and management positions within the Retail Bank and Card Services divisions. These included Enhancement Services Business Head, Senior Director of US Financial Sector partnerships and the Canada Card Market, Fraud Policy Director, as well as Business Manager for the US College Credit Card Unit. From 1995 through 1997, she also served as Citigroup’s Representative to the MasterCard International Security Committee.

Ms. Doynow earned her undergraduate degree at the University of Virginia and her MBA at New York University.

Ms. Doynow has been a director of the Company since August 2005.

Rodman L. Drake, 66

Mr. Drake has acted as Managing Director of CIP Management, a private equity group, which he also co-founded, since 1997. He is a director of Jackson Hewitt Tax Service, Inc., where he serves on the corporate governance and compensation committees.

Mr. Drake is Chairman of the Helios Funds, a family of bond and asset-backed securities funds, where he is a member of the audit and nominating committees. He is Trustee of the Columbia Atlantic Funds, sponsored by Bank of America Corporation, where he is a member of the governance committee. Mr. Drake is also a Director of Celgene Company, a global biotechnology company where he is a member of the nominating and compensation committees.

Active in community service, Mr. Drake is a director of the Animal Medical Center of New York. From 1988 to 1993, he was a trustee of the Lebanese-American University in Beirut, Lebanon.

Mr. Drake has been a director of the Company since April 2005.

Richard Garside, 49

Mr. Garside is Executive Vice President and Chief Operating Officer for Citi’s North America Consumer Group, with responsibility for Operations and Technology, supporting Citi Cards and the Retail Bank. Mr. Garside is a member of Citigroup’s Management Committee.

Mr. Garside began his career with Citibank in 1981 in Data Center Operations in Sioux Falls, SD, followed by management positions at three sites before becoming Director of the U.S. Customer Service Center in San Antonio, TX. He joined First USA in Austin, TX in 1994 as Senior Vice President and rejoined Citigroup in September 1998.

Mr. Garside is on the Board of Directors of Citibank (South Dakota), N.A., The University of Sioux Falls and the I.M. Sulzbacher Center for the Homeless in Jacksonville, FL. He is on the Georgia Tech Advisory Board and a Regional Trustee for the Boys & Girls Club.

Mr. Garside received his Bachelor’s of Business Administration Degree from The University of Sioux Falls.

Mr. Garside has been a director of the Company since May 2007.

For Terms Expiring in 2010

Glenda B. Glover, 56

Dr. Glover has been the Dean of the College of Business of Jackson State University since 1994. From 1990 to 1994, she was the Chairperson of the Department of Accounting and an Assistant Professor at Howard University. Prior to joining Howard University, from 1985 to 1990, Dr. Glover was the Chief Financial Officer and a Senior Vice President of Metters Industries, Inc. From 1979 to 1984, she was the Project Manager for Tax Administration and Coordinator of Investor Relations at Potomac Electric Power Co. Dr. Glover is a member of the Board of Directors of Lenox Group, Inc. where she is a member of the Audit Committee. Dr. Glover is a member of the Board of Directors of Alpha Kappa Alpha Sorority, Inc. where she serves as National Treasurer. She also serves on the Advisory Board for Union Planters Bank of Mississippi and has served as a Board Examiner for the American Institute of Certified Public Accountants.

Dr. Glover earned her Ph.D. in business from George Washington University and her J.D. from Georgetown University Law Center.

Dr. Glover has been a director of the Company since May 1998.

Michael J. Reardon, 52

Mr. Reardon has been the CEO of the Company since July 2004 and was appointed Chairman of the Board of Directors of the Company in January 2006. He has been the President of the Company since February 2005. Mr. Reardon served as Acting Chief Financial Officer of the Company from January 2004 to April 2004. Prior to these positions, Mr. Reardon was the Chief Financial Officer of Citigroup’s Consumer Assets Division from April 2002 to July 2004. His previous roles include Chief Administrative Officer for the Citigroup Consumer Finance and Consumer Assets Division from December 2000 to April 2002; Managing Director of Citigroup’s Strategy and Business Development Group from January 1999 to April 2002; Travelers Group Managing Director of Financial Planning and Analysis from June 1996 to December 1998; and Managing Director of High Yield Leverage Finance for Salomon Smith Barney from May 1994 to May 1996.

Mr. Reardon has been a director of the Company since July 2004.

Kevin L. Thurm, 47

Mr. Thurm works as the Chief Administrative Officer of the Consumer Banking North America Division of Citigroup. In his current role as a member of the Consumer Banking senior management team, Mr. Thurm manages regulatory and legislative developments, oversees control systems and processes, formulates business strategy, and leads efforts on cross-business opportunities and issues. Previously, Mr. Thurm was the Director for Administration within Citigroup, where he led a number of company-wide initiatives and worked closely with Vice Chairman Lewis Kaden and functional leaders on key issues. He also served as Chief of Staff to Bob Willumstad, former President and Chief Operating Officer of Citigroup, from October 2003 through August 2005. Beginning in February 2001, Mr. Thurm served as Director of Consumer Planning in Citigroup’s Global Consumer Group.

Prior to joining Citigroup, from 1996 to 2001, Mr. Thurm served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Health and Human Services (HHS). Beginning in January 1993, Mr. Thurm was HHS Chief of Staff, serving as a principal advisor to Secretary Donna E. Shalala. During 1992, he worked on the Clinton for President and Clinton-Gore ‘92 campaigns. From 1989 to 1991, he was an associate with the New York law firm of Cahill Gordon & Reindel.

Mr. Thurm received a J.D. from Harvard Law School in 1989, and a B.A./M.A. from Oxford University in 1986. A former Rhodes scholar, Kevin received a B.A. from Tufts University in 1983.

Mr. Thurm has been a Director of the Company since October 2008.

Board of Directors Meeting Data

There were nine meetings of the Board of Directors during 2008. Of the nine meetings, each of the Board members have attended at least seven meetings and reached the 75% attendance threshold required by the Governance Guidelines. Of the ten directors, nine attended the annual meeting held on May 15, 2008.

Meetings of Non-Management Directors

The Company’s non-management directors generally meet in executive session without any management directors in attendance prior to regularly scheduled Board of Directors meetings, which are generally five times each year, and, if the Board of Directors convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant.

Board of Directors Committees

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee

The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function—Audit and Risk Review (ARR); (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in the Audit Committee Charter. The Board of Directors delegated the authority to review and approve material interaffiliate agreements to the Audit Committee. The Audit Committee, which included Dr. Glover (Chairperson), Mr. Bailey, Mr. Drake and Dr. Handler, had eleven meetings in 2008.

The Board of Directors has determined that Mr. Drake, an independent director, is an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K.

In April 2004, the Board of Directors adopted the Audit Committee Charter (attached as Annex B). The Audit Committee Charter is also available on the Company’s website at www.studentloan.com or upon request to the Company’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

Compensation Committee

The principal functions of the Compensation Committee are reviewing and recommending to the Board of Directors of the Company the compensation structure for senior management of the Company, approving broad-based and special compensation plans across the Company, and regularly reviewing the Company’s management resources, succession planning and development activities, as well as the performance of senior management, and evaluating information concerning such matters as competitive compensation levels and employee benefit programs. The Compensation Committee, which, during 2008, included Mr. Drake (Chairperson), Mr. Bailey, Dr. Glover and Dr. Handler, had seven meetings in 2008.

In April 2004, the Board of Directors adopted the Compensation Committee Charter (attached as Annex C). The Compensation Committee Charter is also available on the Company’s website at www.studentloan.com or upon request to the Company’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Drake, as Chairperson, Mr. Bailey, Dr. Glover and Dr. Handler. During 2008, none of the Compensation Committee members: (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company; or (iii) had any material transactions with related persons. In addition, none of the executive officers of the Company served as: (i) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (ii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of the Company’s directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

Directors’ Compensation

Directors’ compensation is determined by the Board of Directors. During the fiscal year 2008, directors who were not employees of the Company or affiliated companies received an annual fee of $75,000 for service on the Board of Directors; an additional annual fee of $15,000 for service on the Compensation Committee; and an additional annual fee of $20,000 for service on the Audit Committee. The Chairperson of the Audit Committee received an additional annual fee of $25,000, and the Chairperson of the Compensation Committee received an additional annual fee of $10,000 for their respective services performed. The designated “audit committee financial expert” received an additional annual fee of $10,000 for his services performed.

Directors who are employees of the Company or affiliated companies do not receive any fees or additional compensation for services as members of the Board of Directors or any committee. All directors are reimbursed for travel and other related expenses.

The following table provides information on 2008 compensation for non-employee directors:

Director	Fees earned or paid in cash
James L. Bailey	$110,000
Rodman L. Drake	130,000
Glenda B. Glover	135,000
Evelyn E. Handler	110,000

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of the Company are set forth below. Officers serve at the pleasure of the Board of Directors.

Name	Age	Position and Office Held
Michael Reardon	52	Chairman, Chief Executive Officer and President
Scot Parnell(1)	40	Vice President and Chief Financial Officer
Daniel McHugh	39	Former Vice President and Chief Financial Officer
Christine Homer	42	Vice President, Secretary and General Counsel
John Vidovich(2)	46	Vice President and Executive Sales Director
Patricia Morris	49	Vice President and Chief Risk Officer
Joseph Guage	40	Controller and Chief Accounting Officer

(1)	Mr. Parnell was appointed to Vice President and Chief Financial Officer effective February 29, 2008 and replaced Mr. McHugh.

(2)	Mr. Vidovich was appointed to Vice President and Executive Sales Director effective February 29, 2008.

For information with respect to Mr. Reardon, see Continuing Directors on page 15.

Mr. Parnell was appointed as Chief Financial Officer effective February 29, 2008. Mr. Parnell joined the Company in August 2006 as the Director of Financial Planning and Analysis and Corporate Strategy. Prior to this and since 2001, Mr. Parnell held various positions within Citigroup including Chief Financial Officer of Consumer Lending Group Treasury within Global Consumer Group Treasury as well as Director of Finance and Director of Strategic Initiatives for the Consumer Asset Group. Before joining Citigroup, Mr. Parnell held various positions within MetLife, Inc., Browning Ferris Industries, Inc. and Arthur Andersen LLP. Mr. Parnell is a CPA.

Ms. Homer joined the Company in March 2006 as Vice President, Secretary and General Counsel. From June 2004, she served as corporate counsel to Women and Company and General Counsel to the Citibank Retail Distribution Group proprietary funds transfer business. From 1999 to 2004, Ms. Homer was a member of Citigroup’s Corporate Mergers and Acquisition Legal Department where she focused on transactions for the global consumer businesses; she served as Interim Head of the department from 2002. Ms. Homer joined Citigroup in 1997. Ms. Homer is a graduate of New York University School of Law and serves as a director on the Board of the Law School’s Alumni Association.

Mr. Vidovich assumed the role of Executive Director of Sales for the Company effective February 29, 2008. Mr. Vidovich is a seasoned student lending professional, with over 20 years of experience in the industry. He joined the Company over nine years ago and has held a variety of roles including Director of East District Sales, Director of Strategic Alliances and Director of Government Affairs.

Ms. Morris joined the Company in September 2005 as a director in its Risk Department. She was appointed Chief Risk Officer effective May 15, 2007. Prior to joining the Company, Ms. Morris spent 13 years at SLM Corporation, most recently as a Vice President, with responsibility for credit and loan loss reserve policy, program and product profitability analyses and borrower behavior analysis.

Mr. Guage assumed the role of Controller and Chief Accounting Officer effective August 7, 2007. Mr. Guage joined the Company in 2006 as Assistant Controller. Prior to joining, Mr. Guage worked for Eastman Kodak Company where he served in a number of capacities; including, Director of Accounting for Mergers & Acquisitions, Finance Director for Global Equipment Manufacturing, and Director of External Reporting and Accounting Policy. Prior to that, Mr. Guage worked for Bausch & Lomb.

Compensation Discussion & Analysis

Objectives of the Company’s executive compensation programs

The Company rewards its senior executives according to its longstanding philosophy of compensating them for objectively demonstrable performance. Superior performance encompasses achievement of financial goals as well as excellence in other key areas. Specifically, exemplifying the Company’s shared responsibilities of serving clients with distinction, producing results with integrity and leading through innovation.

Senior management compensation programs at the Company are designed to attract and retain the best talent, and to motivate executives to perform by linking most of the executives’ compensation to demonstrable performance-based criteria. As a controlled company, the Company participates in various Citigroup compensation plans and programs. For example, the Company participates in Citigroup stock-based compensation programs under which Citigroup stock or stock options are granted to the Company’s employees. The Company has no stock-based compensation programs in which its own stock is granted. In addition, the named executive officers are eligible to participate in the Citigroup Pension Plan and the Citigroup 401(K) plan, which are tax-qualified retirement plans available to all eligible U.S. Citi employees. For more information on these plans, see General Policies on page 38. The Citigroup Pension Plan ceased cash balance accruals for all eligible participants, including the named executive officers, effective December 31, 2007. Eligible Citi employees will receive a matching contribution for 2008 under the Citigroup 401(k) plan. Accordingly, except where otherwise noted, all references to plans and programs herein are to Citigroup plans and programs.

During 2008, the unprecedented disruptions in the financial markets had an adverse negative impact on the student loan industry which influenced the Company to monitor and makes changes to its compensation plan. These unfavorable economic conditions were included in the criteria for determining the compensation awards and, accordingly, factored into significant reductions in the bonus pool in 2008. The total bonus pool was determined based upon the performance of the Company against the quantitative and qualitative metrics contained in an annual business scorecard. Individual bonus apportionment of the total bonus pool was then determined based upon the employee’s individual performance rating within the context of an annual business scorecard.

Elements of compensation

Set forth below is a discussion of each element of compensation, the reason the Company pays each element, how each amount is determined and how that element fits into the Company’s overall compensation philosophy.

Base salary

Base salary, while not entirely linked to the Company’s performance, is necessary to compete for talent in the industry. Although the Company does not have a dollar limit on executive compensation, it maintains guidelines regarding the maximum amount of compensation for each grade level of employees. The Compensation Committee retains the discretion to recommend payment of base salaries in excess of the maximum amount provided in the guidelines should it be necessary to attract or retain executive talent in a competitive marketplace. Increases on base salaries were suspended for 2009. No Company employee, including the named executive officers, received any increase in base salary for services rendered in 2008. The suspension will be reevaluated during 2009.

Non-equity and equity incentive compensation awards

For plan year 2008, all employees with bonuses equal to or greater than $100,000, with the exception of those meeting the Rule of 60 or 75 or otherwise grandfathered Citigroup employees, received a 25% deferral of the bonus in the form of 30% equity and 70% cash, to be paid in equal installments over a 4-year period starting January 20, 2010. Additionally, all employees with bonuses equal to or greater than $500,000, with the exception of those meeting the Rule of 60 or 75 or otherwise grandfathered Citigroup employees, received a 30% deferral of the bonus in the form of 30% equity and 70% cash to be paid in equal installments over a 4-year period starting January 20, 2010. The deferred cash awards pay interest based on 90-day LIBOR. For the awards for 2008 performance, it was determined that any employee who meets the Rule of 60 or 75 or otherwise grandfathered Citigroup employee, would be paid their full award in cash with no vesting restriction.

Prior to 2008, under the CAP, up to 30% of the nominal amount of incentive and retention awards was made in shares of restricted or deferred stock. The CAP consisted of a Core CAP award of 25% and, in addition, supplemental CAP of 5% was awarded for bonuses over $500,000. In addition, a named executive officer may have received an additional Supplemental CAP award that was a discretionary retention award that was given at the same time as the annual discretionary awards. These awards vest over a four-year period.

The Company believes that the current allocation formula is the appropriate mix of cash and non-cash incentives for senior management, as well as the appropriate balance between short-term and long-term compensation. The terms of CAP are discussed in detail in the narrative following the Grants of Plan-Based Awards Table.

The named executive officers receive dividends or dividend equivalents on stock awarded to them as compensation on the same basis as other holders of such shares.

Health and insurance plans

The named executive officers are eligible to participate in the company-sponsored U.S. benefit programs, generally offered on the same terms and conditions as those made available to salaried employees. Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that employees have access to healthcare as well as income protection for themselves and their family members. Under Citigroup’s U.S. medical plans, the subsidies paid by Citigroup are dependent upon the employee’s compensation. Higher compensated employees pay higher premiums, and therefore receive fewer subsidies from Citigroup than less highly compensated employees pay.

Retirement and other deferred compensation plans

The Company does not sponsor supplemental executive retirement plans or SERPs for any of its named executive officers. The named executive officers are eligible to participate in the Citigroup 401(k) Plan, which is a broad-based, tax-qualified retirement plan available to all eligible U.S. company employees. The purpose of this program is to provide all employees with tax-advantaged savings opportunities and income after retirement or termination from Citigroup.

The Citigroup Pension Plan was closed to new entrants after December 31, 2006. The Citigroup Pension Plan ceased cash balance accruals for all eligible participants, including the eligible named executive officers, effective December 31, 2007. Eligible Citigroup employees, including the named executive officers, may receive an enhanced matching contribution to their 401(k) Plan for 2008. The 401(k) plan provides a matching contribution of up to 6% of eligible pay to all U.S. employees, subject to IRC annual limits. The matching contributions made to the named executive officers’ 401(k) plan accounts are disclosed in the All Other Compensation column of the Summary Compensation Table. More information on the terms of the Citigroup Pension Plan is provided in the narrative following the Pension Benefits Table.

Historically, Citigroup has not relied on nonqualified deferred compensation to provide substantial compensation to its executives. Some named executive officers have accrued benefits under legacy nonqualified retirement plans, as described in detail in the Pension Benefits Table. Under these supplemental plans the accruals for the named executive officers ceased in 2001. After 2001, the only retirement benefits accrued by the named executive officers were those generally available to all salaried employees.

Other compensation

The Company does not, as a general rule, offer additional compensation in the form of material personal benefits to the named executive officers.

Proposed Legislation

Congress is currently considering proposed legislation that may affect how certain companies that have received financial assistance during this current credit crisis compensate their employees. To the extent the Company is impacted as a result of Citigroup’s receipt of funds, it may have an impact on the Compensation Committee’s future compensation strategies and the Company’s ability to attract and retain talent.

Processes for determining executive officer compensation

Industry Survey/Benchmarking

During 2008, the Company benchmarked executive compensation against other student lending companies and industry competitors. This information was obtained from a McLagan industry survey which gathered confidential compensation information from the competitor group. In light of the unprecedented disruptions in the market in 2008, however, this survey was only one of the many factors taken into consideration when the overall executive compensation was evaluated.

Performance evaluations/role of Compensation Committee

In setting the compensation for the CEO the Compensation Committee considered recommendations of Terri Dial, Chief Executive Officer, Consumer Banking North America; Global Head, Consumer Strategy of Citigroup. The CEO annually completes a scorecard stating his goals for the coming year. Such goals are aligned with the Company’s goals for the period as approved by the Board of Directors. The components of this are described in greater detail below. Ms. Dial appraised the CEO’s accomplishments, including individual performance and corporate performance against his scorecard goals, and submitted a recommendation for the base pay for the coming year as well as incentive and retention awards attributable to performance in the past year to the Compensation Committee. The Compensation Committee reviewed the recommendation, analyzed the performance of the CEO by considering his leadership, commitment to the Company, and the performance criteria, and made the final determination on the awards.

Overall compensation for named executive officers (other than the CEO) is based on recommendations of the CEO and approval of Ms. Dial. Each named executive officer also completes a scorecard on an annual basis, stating his or her goals for the coming year. At the end of the fiscal year, the CEO appraises officers’ accomplishments and individual and corporate performance against their scorecard goals. Overall performance ratings are then assigned to the officers on a five-point scale. The CEO reports on the performance of those executive officers to the Compensation Committee. The Compensation Committee then reviews the base pay and incentive and retention award recommendations for the named executive officers and makes a final determination of such awards by considering the overall performance results, information obtained from benchmarking and the performance criteria set forth below.

Each of the factors comprising the performance results is given the appropriate relative level of importance in determining the executives’ compensation. Formulaic approaches are not used when weighting these factors, consistent with the Compensation Committee’s and the Company’s belief that the adoption of any given formula could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important values). Each named executive officer’s incentive and retention compensation is determined using a discretionary, balanced approach that considers, in the context of a competitive marketplace, the financial performance of the Company and the executive’s individual leadership.

Measures of performance

For 2008, the Company’s measures of performance were based on the following factors. These factors were derived from the annual business scorecard taking into consideration the both quantitative and qualitative metrics as well as the volatile market conditions encountered in 2008.

Financial Performance

Financial results of the Company were adversely impacted by the unprecedented disruption and lack of liquidity in the financial markets. These conditions contributed to a reduction in net interest income and also limited the Company’s ability to sell and securitize loans, which resulted in a year-over-year decrease in associated gains. These decreases in net income were partially offset by net increases in mark-to-market gains on the Company’s retained interests and associated hedges. The factors were key considerations noted in the evaluations of how the Company met its financial goals.

•	Grow earnings organically:

Net income was $74.8 million for the year ended December 31, 2008, $107.9 million (59%) lower than 2007. This decrease was primarily due to a $66.3 million after-tax reduction in gains on loan sales and securitizations during the year ended December 31, 2008.

Net interest income of $331.3 million for 2008 was $57.3 million (15%) lower than 2007. This decrease was mainly the result of a decrease in net interest margin, offset in part by higher average loan balances. Net interest margin for 2008 was 1.32%, 34 basis points lower than 2007. This decrease in margin is the result of an increase in the cost of funds resulting from the refinancing of maturing term debt under less favorable conditions, resulting in higher credit premiums over LIBOR. Partially offsetting the higher credit premiums were lower year-over-year consolidation rebate fees and amortization of deferred costs. During 2008, these higher credit premiums decreased the Company’s net interest income by $79.7 million. The enactment of the College Cost Reduction and Access Act also had a negative impact on the Company’s net interest income, resulting in a $16.3 million reduction from 2007.

The Company’s allowance for loan losses at December 31, 2008 was $110.3 million compared to $42.1 million at December 31, 2007. This increase of $68.2 million includes $48.9 million related to the Uninsured CitiAssist Custom portfolio and is due to seasoning of the portfolio and higher volume. The allowance increase in the other loan portfolios is primarily associated with volume increases and credit deterioration.

The Company’s other income of $105.0 million for 2008 was $43.2 million (29%) lower than the prior year. This decrease reflects a significant decline in securitizations and whole loan sales during 2008, resulting in a reduction of associated gains of $108.1 million. In addition, during the year the Company recorded a write down on loans held for sale of $34.7 million. These decreases were offset by an increase in net gains on the Company’s derivatives and retained interests from securitizations of $93.8 million over 2007, reflecting a decline in prepayments which extended the expected life of the trusts.

•	Manage operating expenses:

Total operating expenses of $179.9 million for the twelve months ended December 31, 2008 were $0.4 million higher than 2007. Included in the 2008 and 2007 operating expenses were $12.4 million and $0.7 million respectively, of restructuring and related charges associated with the Company’s strategic repositioning efforts. Excluding these restructuring and related charges in both periods, operating expenses for 2008 were $11.3 million or 6% lower than the prior year. The Company’s operating expense ratio, excluding restructuring and related charges (total operating expenses less restructuring and related charges as a percentage of average managed student loans) for 2008 was 0.42%, eight basis points lower than 2007, reflecting the effects of the Company’s strategic realignment activities.

Strategic Performance

•	Refine and implement strategies for sustainable and profitable asset growth in the long-term:

During the twelve months ended December 31, 2008, the Company’s managed student loan portfolio grew by $4.8 billion (13%) to $42.1 billion, reflecting the Company’s continued strong origination performance. The managed portfolio includes $25.6 billion of Company-owned loan assets and $16.5 billion of loans serviced on behalf of securitization trusts or other lenders. Originations for the year included FFEL Stafford and PLUS Program originations of $5.7 billion, a 25% increase from 2007. The Company also made new CitiAssist® loan commitments of $1.8 billion, which were consistent with the same period of 2007. Also during the year, the Company’s loan consolidation and other secondary market activities contributed $0.8 billion of loans, which represents a decrease of 65% from 2007. This decrease was a direct result of the Company temporarily withdrawing from the consolidation loan markets during the year and illiquidity in the secondary loan markets. The 25% growth rate in FFEL Program originations was well in excess of the 12% market growth in 2008, as reported by the Department of Education.

•	Improve product profitability and drive product innovation:

The Company has: (i) refined and implemented long-term net income and asset growth strategies focusing on originations, funding, restructuring, careful deployment of capital and expense reductions; (ii) reduced the number of school clients, concentrating on more profitable market segments; (iii) redesigned and/or eliminated certain product offers in light of a challenging legislative environment and deterioration in the capital markets; (iv) reduced and refocused our direct to consumer strategies; (v) streamlined origination and disbursement processing options for school clients; and (vi) continued moving forward all-electronic application flows, where feasible.

•	Drive earnings through default management and collections efforts:

During 2008, the Company tightened underwriting standards in an effort to significantly reduce the origination of new Uninsured CitiAssist Custom loans and improve the overall asset quality in response to the economic environment and disruption in the capital markets. This provided a short-term benefit in the form of lowered loan loss reserve builds and will improve product profitability in the long-term. In addition, several initiatives were launched to enhance collections effectiveness and efficiency, including leveraging outside agencies, offering additional payment options and utilizing test messaging to improve customer contact rates.

Business Practices Performance

•	Invest in technology to increase flexibility and efficiency in a changing competitive environment:

Management continued to improve the reliability and availability of business critical loan volume systems, which decreased the processing time for loan applications and disbursements. Management also implemented the system upgrades necessary to take part in the Department of Education’s Loan Participation Purchase Program and Loan Purchase Commitment Program pursuant to Ensuring Continued Access to Student Loans Act of 2008 which provides the ability to get funding from as well as to sell student loans to the U.S. Government.

The Company relaunched its website, www.studentloan.com, through various initiatives designed to enhance the consumers’ online experience. The Company also introduced interactive consultative tools, which guide users through the process of selecting the right student loan and navigating the repayment process. In addition, the Company streamlined its online application process across all products, substantially reducing the number of steps it takes to apply.

•	Maintain high quality customer service:

The Company’s 2008 origination and servicing customer satisfaction surveys have exceeded the Company’s business goals and shown significant improvement over the Company’s 2007 results. The Company continues to maintain and develop best practices in providing quality customer service.

•	Excel in talent development, including the development of diverse talent:

Management implemented a process to provide cross-functional development and maintained its diversity representation at the management level amidst the restructuring initiatives and reduction of staffing and recruiting activities. The Company implemented new training programs for managers and employees.

•	Continue improving the Company’s control environment, e.g., efficiency in audit and control assessment processes:

The Company has increased its focus on operational and financial risks as warranted by changing economic and market conditions. The Company received satisfactory ratings from Citigroup’s internal audit group as well as a fully effective Risk Control Self Assessment rating.

All of the above factors are important in positioning the Company to fulfill its mission, which is providing unparalleled solutions that enable students and their families to finance the education of their choice. In addition, certain external factors, such as industry performance and market conditions, may affect compensation for executive officers. During 2008, information on business results of other student lending companies (i.e. SLM Corporation and Nelnet, Inc.) was obtained from publicly available sources. Specifically, the Company analyzed data with respect to origination volume, net interest margin, growth in earnings, and expenses as a percentage of average managed assets. Although this information was not a material factor in determining the level of compensation for the named executive officers, any such external factors may affect compensation depending upon how the Company compared with other companies. For 2008, the Company compared favorably to other student lending companies on a number of these measures.

Bonus and Equity awards

After determination of the amount of the named executive officers’ incentive and retention compensation awards, as discussed above, the cash, deferred cash and equity components of the awards are determined under CAP and the Deferred Cash Award Plan, as in the same way as for all other Citigroup participants. All named executive officers, other than Mr. Reardon, received 25% of their awards in a combination of deferred cash and restricted or deferred stock (Core CAP). Since Mr. Reardon met certain age and service requirements, his entire incentive and retention award was delivered in cash. As stated above, CAP awards are long-term incentives designed to increase retention and their value relates directly to the enhancement of shareholder value. The terms and conditions of CAP and Deferred Cash awards, including the vesting periods, age and service rules and provisions regarding termination of employment, are the same for the named executive officers as for all other CAP participants, and are described in more detail in Awards made by the Compensation Committee below and General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table on page 32.

Awards made by the Compensation Committee

Based on the foregoing, in January 2009, the Compensation Committee made a final determination of the following awards to the named executive officers for their performance in 2008:

Name	Cash Bonus	Deferred Cash	Stock Awards	Options	Total
Michael Reardon	$750,000	$—	$—	$—	$750,000
Scot Parnell	138,750	32,375	13,875	—	185,000
Daniel McHugh	—	—	—	—	—
Christine Homer	135,000	31,500	13,500	—	180,000
John Vidovich	146,250	34,125	14,625	—	195,000
Patricia Morris	138,000	32,200	13,800	—	184,000

The values for the stock awards in the above table differ from the values disclosed in the Summary Compensation Table (appearing later in this discussion) for the same awards, as shown in the table below:

Name	Stock Awards in January 2009 for 2008 Performance	Value of Stock Awards Shown in 2008 Summary Compensation Table
Michael Reardon	$—	$412,559
Scot Parnell	13,875	77,830
Daniel McHugh	—	7,026
Christine Homer	13,500	82,222
John Vidovich	14,625	61,423
Patricia Morris	13,800	52,153

The differences are largely attributable to the fact that the Summary Compensation Table, which is prepared in accordance with SEC regulations issued in December 2006, values equity awards based principally on the treatment of compensation expense in the income statement of the employer in accordance with the Statement of Financial Accounting Standards (SFAS) No.123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). In general, under the standards, an equity award is expensed over the vesting period of the equity award, unless the employee is eligible to retire. If the employee is eligible to retire, then the award must be expensed on the grant date or accrued over a service period prior to the grant date. Although Citigroup’s equity programs, under which the named executive officers’ compensation is granted, do not expressly contain retirement provisions, they do have terms that result in retirement treatment under the applicable accounting standards.

At Citigroup, if an employee’s age and years of service total at least 75, all his or her equity awards will continue to vest on schedule after termination of employment under most circumstances. Accordingly, under SFAS 123(R), awards made to individuals who meet this “Rule of 75” must be expensed on or prior to the grant date. If an employee’s age and service total at least 60 and certain other service requirements are satisfied, a portion of his or her equity awards will continue to vest on schedule after termination of employment under most circumstances. Accordingly, under SFAS 123(R), that portion of the awards made to an individual who meets this “Rule of 60” must be expensed on or prior to the grant date.

The differences between the stock awards made by the Compensation Committee and the values in the Summary Compensation Table may be explained as follows:

•

Mr. Reardon (except for equity awards granted in 2007 and 2008), Mr. Parnell, Ms. Homer, Mr. Vidovich, and Ms. Morris do not meet the eligibility requirements for the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), their stock awards are expensed over their vesting periods, and accordingly, the amounts shown in the Summary Compensation Table for them are the aggregate amortization charges for the awards made in prior years that are still vesting. Mr. Reardon is eligible for the Rule of 60 during the vesting period of the awards granted in 2007 and 2008. Therefore, these stock awards are expensed over an accelerated period between the grant date and the date the rule is met. For the awards for 2008 performance, it was determined that any employee, including Mr. Reardon, who met these eligibility requirements would be paid their full award in cash with no vesting restriction.

The values for the stock option awards disclosed in the Summary Compensation Table also differ from Compensation Committee action in January 2009 in respect of 2008 performance, as shown in the table below:

Name	Value of Stock Options Awarded in January 2009 for 2008 Performance	Value of Stock Options Shown in 2008 Summary Compensation Table
Michael Reardon	$—	$1,522
Scot Parnell	—	—
Daniel McHugh	—	1,898
Christine Homer	—	—
John Vidovich	—	253
Patricia Morris	—	—

None of the named executive officers received discretionary stock option awards in January 2009 for 2008 performance. However, in accordance with SEC rules, the value of stock options shown in the Summary Compensation Table includes the SFAS 123(R) value of 2007 reload options plus certain SFAS 123(R) charges for options granted in prior years.

In accordance with SEC rules, the value of stock options shown in the 2008 Summary Compensation Table includes certain SFAS 123(R) charges for options granted in years prior to 2009. The Summary Compensation Table shows the SFAS 123(R) charges for the options granted to Mr. Reardon in 2008. Options granted to Mr. McHugh and Mr. Vidovich in prior years were expensed in Citigroup’s income statement in 2008 over the applicable vesting periods, and accordingly, the amounts disclosed in the Summary Compensation Table for Mr. McHugh and Mr. Vidovich include some expense recorded in 2008 in respect of their prior years’ awards and do not show the results of actions taken by the Compensation Committee in January 2009. The Rule of 75 applies to Citigroup stock options, and accordingly, the foregoing accounting treatment for stock options awarded to individuals eligible for the Rule of 75 applies to the grant of Citigroup stock options. None of the named executive officers meet the Rule of 75.

In the view of the Company and the Compensation Committee, the December 2006 SEC release regarding reporting of equity compensation in the Summary Compensation Table may not accurately reflect the way the Company and the Compensation Committee analyze and make equity awards. As set forth in the immediately preceding discussion, the treatment in the Summary Compensation Table of awards with the same terms for all the named executive officers differs depending on age and length of service with Citigroup, and accordingly, may make it difficult to discern the Compensation Committee’s judgments about executive performance for 2008. The purpose of the foregoing discussion and disclosure is to make it clear that the Compensation Committee made a final determination of the incentive awards for 2008 and in prior years based on the fair market value of the awards and not the applicable accounting treatment for those awards under SFAS 123(R).

Other important compensation policies affecting named executive officers

Timing of awards

Equity and non-equity incentive and retention awards are made annually in January.

Grants of stock options

None of the named executive officers received a grant of stock options as part of their incentive and retention awards for 2008. In addition, no reload options were issued as a result of rights that were granted to them as part of an earlier option grant and were made under the earlier equity compensation plans. The current plan no longer grants reload options except to the extent required by the terms of previously granted options.

Change in control agreements

None of the named executive officers have a change in control arrangement. No plan or program in which a named executive officer is a participant provides for the automatic acceleration of the payment or the vesting of an award upon a change in control of the Company or Citigroup.

Policy on employment agreements

The Company will enter into an employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer must be approved by the Compensation Committee. If required by law to be available for public review, such agreement must be filed promptly with the appropriate regulatory authority. The Company does not have any employment or severance agreement with any of the named executive officers.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of The Student Loan Corporation (the Company), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Rodman L. Drake, Chairperson

James L. Bailey

Dr. Glenda B. Glover

Dr. Evelyn E. Handler

March 24, 2009

Summary Compensation Table

Name and Title	Year	Salary		Deferred Cash	Cash Bonus(1)	Stock Awards(2)		Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation		Total
Michael Reardon Chairman, CEO and President	2008	$340,000		$—	$750,000	$412,559		$1,522	$—	$—	$13,800		$1,517,881
	2007	323,333		—	630,000	821,627	(3)	17,866	—	18,536	—		1,811,362
	2006	295,000		—	630,000	228,779		20,039	—	23,918	—		1,197,736

Scot Parnell, Chief Financial Officer	2008	$202,400		$32,375	$138,750	$77,830		$—	$—	$—	$13,800		$465,155

Daniel McHugh, Chief Financial Officer	2008	$48,243		$—	$—	$7,026		$1,898	$—	$14,105	$5,186		$76,458
	2007	240,083		—	213,750	81,159		6,242	—	6,914	—		548,148
	2006	206,667		—	206,250	58,296		15,615	—	8,102	22,691	(7)	517,621

Christine Homer Vice President, Secretary and General Counsel	2008	$243,100		$31,500	$135,000	$82,222		$—	$—	$—	$13,800		$505,622
	2007	230,500		—	142,500	50,556		1,025	—	9,229	—		433,810
	2006	176,121	(6)	—	127,500	43,714		4,341	—	8,857	—		360,533

John Vidovich, Vice President and Executive Sales Director	2008	$229,167		$34,125	$146,250	$61,423		$253	$—	$—	$13,800		$485,018

Patricia Morris, Vice President and Chief Risk Officer	2008	$221,400		$32,200	$138,000	$52,153		$—	$—	$—	$13,800		$457,553
	2007	200,000		—	127,500	24,271		—	—	7,126	—		358,897

(1)

These amounts are awarded under the executive performance plan. Satisfaction of the performance criteria under the plan determines only the maximum amount of incentive and retention compensation that may be awarded to executive officers for the performance year. The amount of incentive and retention compensation awarded to each named executive officer in January 2009 (for performance in 2008) was based entirely on the metrics and/or other criteria as more fully described in the Compensation Discussion and Analysis section and was significantly less than the portion of the performance-based bonus pool available for award to each named executive officer under the plan.

(2)

The values disclosed represent the SFAS 123(R) accounting cost of the shares awarded to the named executive officers, as detailed in the table below. They do not include the fair value of the CAP shares awarded in January 2009 in respect of 2008 performance. The Company does not have stock-based compensation plans and programs. It participates in Citigroup plans and programs, and makes cash payments to Citigroup for costs incurred in this regard.

The table below reflects the details of the total amount of SFAS 123(R) accounting cost shown in the Stock Awards column as it relates to specific past awards:

Name	2008 Stock Expense	2007 Stock Expense	2006 Stock Expense
Mr. Reardon	$17,187 on awards for 2007 performance	$270,000 on awards for 2007 performance	$100,413 on awards for 2005 performance
	$218,760 on awards for 2006 performance	$370,525 on awards for 2006 performance	$67,070 on awards for 2004 performance
	$109,542 on awards for 2005 performance	$109,541 on awards for 2005 performance	$53,889 on awards for 2003 performance
	$67,070 on awards for 2004 performance	$67,071 on awards for 2004 performance	$7,407 on awards for 2002 performance
$4,491 on awards for 2003 performance
Mr. Parnell	$26,736 on awards for 2007 performance
$25,000 on awards for 2006 performance
$14,375 on awards for 2005 performance
$11,719 on awards for 2004 performance
Mr. McHugh	$3,160 on awards for 2006 performance	$34,757 on awards for 2006 performance	$29,792 on awards for 2005 performance
	$2,708 on awards for 2005 performance	$32,500 on awards for 2005 performance	$13,902 on awards for 2004 performance
	$1,158 on awards for 2004 performance	$13,902 on awards for 2004 performance	$13,333 on awards for 2003 performance
$1,269 on awards for 2002 performance
Ms. Homer	$30,555 on awards for 2007 performance	$24,445 on awards for 2006 performance	$16,473 on awards for 2005 performance
	$26,667 on awards for 2006 performance	$12,500 on awards for 2005 performance	$12,500 on awards for 2004 performance
	$12,500 on awards for 2005 performance	$12,500 on awards for 2004 performance	$13,333 on awards for 2003 performance
	$12,500 on awards for 2004 performance	$1,111 on awards for 2003 performance	$1,408 on awards for 2002 performance
Mr. Vidovich	$25,590 on awards for 2007 performance
$22,083 on awards for 2006 performance
$13,750 on awards for 2005 performance
Ms. Morris	$26,736 on awards for 2007 performance	$12,604 on awards for 2006 performance
	$13,750 on awards for 2006 performance	$11,667 on awards for 2005 performance
$11,667 on awards for 2005 performance

(3)	Under CAP, Mr. Reardon meets the Rule of 60 with respect to the equity award granted in 2008 in respect of 2007 performance, and therefore, the value of this award’s Core CAP shares and Supplemental CAP shares are considered fully vested for accounting purposes. However, these awards’ premium CAP shares are not considered fully vested for accounting purposes.

(4)	The values disclosed represent the applicable portions of the fair values on the grant dates of the options awarded to the named executive officers, as detailed in table below. The Company does not have stock-based compensation plans and programs. It participates in Citigroup plans and programs, and makes cash payments to Citigroup for costs incurred in this regard.

The table below reflects the total amount of SFAS 123(R) accounting cost for stock options, including reload options, which Citigroup has recorded in its income statement and is shown in the Option Awards column as it relates to specific past awards:

Name	2008 Stock Expense	2007 Stock Expense	2006 Stock Expense
Mr. Reardon	$1,522 on awards for 2007 performance	$7,612 on awards for 2006 performance	$3,216 on awards for 2005 performance
		$6,320 on awards for 2005 performance	$5,801 on awards for 2004 performance
		$1,798 on awards for 2004 performance	$2,891 on awards for 2003 performance
		$2,136 on awards for 2002 performance	$6,444 on awards for 2002 performance
$1,687 on awards for 2001 performance
Mr. McHugh	$1,898 on awards for 2004 performance	$4,454 on awards for 2004 performance	$8,583 on awards for 2004 performance
		$817 on awards for 2003 performance	$2,637 on awards for 2003 performance
		$971 on awards for 2002 performance	$963 on awards for 2002 performance
$3,162 on awards for 2001 performance
$270 on awards for 2000 performance
Ms. Homer	—	$491 on awards for 2003 performance	$1,582 on awards for 2003 performance
		$534 on awards for 2001 performance	$642 on awards for 2002 performance
$1,611 on awards for 2001 performance
$506 on awards for 2000 performance
Mr. Vidovich	$253 on awards for 2004 performance

(5)	None of the current named executive officers had above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. During 2008 the change in pension value and nonqualified deferred compensation earnings was negative. The total decreases in values for each the executives totaled: $10,930 for Mr. Reardon, $4,307 for Mr. Parnell, $8,594 for Ms. Homer, $5,170 for Mr. Vidovich and $1,197 for Ms. Morris. Mr. McHugh exited that plan when he left the Company and received a payment of $58,401.

(6)	Ms. Homer joined the Company in March 2006. Prior to that, she was employed by CBNA. The amount disclosed in the salary column represents the amount paid by the Company. Other awards attributable to her prior positions within Citigroup may include amounts paid by the Company’s affiliates.

(7)	In connection with the termination of his foreign assignment and pursuant to applicable Citigroup Policy, Mr. McHugh received personal benefits of $22,691, which are attributable to (i) a reimbursement for a foreign jurisdiction tax liability, (ii) $500 for the preparation of his personal tax return, and (iii) a payroll adjustment of $279 to transfer him to the domestic payroll.

Discussion of Equity Award Values

The fair values of the stock awards and stock options appearing in the Summary Compensation Table were disclosed in accordance with SEC regulatory changes made in December 2006. These regulations require disclosure of the cost of equity awards if compensation expense was recorded in the income statement of the employer for each such award in 2007 and 2008, as required by SFAS 123(R). The amounts disclosed in the Summary Compensation Table are not the same as the amounts reported in Citigroup’s financial statements, because the standard does not permit estimates of forfeitures related to service-based vesting conditions to be used in determining the amount of equity-based compensation required to be disclosed. In addition, in determining the compensation expense for all equity awards required to be disclosed in the Summary Compensation Table under these SEC regulations, it was assumed that SFAS 123(R) was in effect on the grant date for each such equity award.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units(1)		All Other Option Awards: Number of Securities Underling Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
		Thres- hold	Target	Maxi- mum (#)	Thres- hold	Target	Maxi- mum (#)
Michael Reardon	1/22/2008	—	—	—	—	—	—	13,102		—	—	$344,975
Scot Parnell	1/22/2008	—	—	—	—	—	—	4,430		—	—	116,641
Daniel McHugh	1/22/2008	—	—	—	—	—	—	3,608	(3)	—	—	94,998
Christine Homer	1/22/2008	—	—	—	—	—	—	5,063		—	—	133,308
John Vidovich	1/22/2008	—	—	—	—	—	—	4,241		—	—	111,665
Patricia Morris	1/22/2008	—	—	—	—	—	—	4,430		—	—	116,641

(1)	In accordance with SEC regulations, the stock awards granted in January 2008 in respect of the executive’s performance during 2007 are required to be disclosed in this Proxy Statement, which generally describes awards made in respect of performance in 2008. Barring a change in the SEC regulations, the stock awards granted in January 2009 in respect of each executive’s 2008 performance will be disclosed in the Grants of Plan-Based Awards Table in the 2010 Proxy Statement if the executive is a named executive officer for 2009.

(2)	The full fair value of the January 2009 awards granted to the named executive officers is disclosed in the “Awards made by the Compensation Committee” section of the Compensation Discussion and Analysis.

(3)	These stock awards would have vested over a 4-year schedule starting in 2009. Since Mr. McHugh resigned on February 29, 2008, these awards have been forfeited.

General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

Under Citigroup’s senior executive compensation guidelines, total compensation of senior executives consists of, to a very large degree, incentive compensation. The current structure of compensation requires that senior executives receive up to 25% of their nominal incentive and retention awards in a combination of shares of restricted or deferred stock and deferred cash, which vest over a four-year period.

The Compensation Committee’s current practice is to use its discretion in developing a nominal incentive award amount based on the performance criteria described in detail in the Compensation Discussion and Analysis, and 25% of that nominal amount is payable in a combination of Citigroup common stock under CAP of 30% and deferred cash of 70%. As stated above, satisfaction of such criteria determines only the maximum amount of incentive and retention compensation that may be awarded to any executive officer in respect of a performance year. The amount of incentive and retention compensation awarded to each named executive officer in January 2009 (for performance year 2008) was based entirely on the metrics and/or other criteria as more fully described in the Compensation Discussion and Analysis section and was significantly less than the portion of the performance-based bonus pool available for award to each named executive officer under the plan.

The restricted and deferred stock awards described in the Grants of Plan-Based Awards Table were granted under CAP in January 2008, in respect of performance for 2007. For 2008, all of the named executive officers received awards of either restricted or deferred stock under CAP, depending on the named executive officer’s age and years of service. The 2008 award to Mr. Reardon was in the form of deferred stock, while the 2008 awards to other named executive officers are awards of restricted stock. While CAP is generally intended to award restricted stock, awards to participants who meet certain age and years of service rules are made in the form of deferred stock to avoid possible immediate taxation of such stock.

The annual discretionary incentive and retention awards made to the named executive officers under CAP for 2007 (paid in 2008) consisted generally of a Core CAP award and a Supplemental CAP award. Core CAP awards were discounted 25% from market value and represented 25% of the executive’s total incentive compensation. The additional shares that are awarded as a result of the discount are referred to as Premium CAP shares. Supplemental CAP awards were not discounted and represented 5% of the total incentive compensation of executive officers who receive a discretionary award package valued more than $500,000. Mr. Reardon received 25% of the package as Core CAP, 5% as Supplemental CAP and the remainder as cash. Mr. Parnell, Mr. Vidovich, Ms. Homer and Ms. Morris received an additional discretionary supplemental CAP award, which was a discretionary retention award given at the same time as the annual discretionary awards; in 2009, this award was eliminated for all employees. CAP is available to all Citigroup employees whose incentive awards exceed a certain threshold, in 2009 the threshold was raised to $100,000 from $20,000. The discount feature was eliminated for 2009 and future awards. CAP awards vest 25% per year over a four-year period, and are cancelled upon a voluntary termination of employment unless the recipient has met certain age and years of service requirements described in detail under Potential Payments Upon Termination or Change in Control below. Following the vesting of each portion of a CAP award, the freely transferable shares are delivered to the CAP participants.

With respect to awards of restricted stock, from the date of award, the recipient can direct the vote and receives dividends on the underlying shares. With respect to awards of deferred stock, the recipient receives dividend equivalents but does not have voting rights with respect to the shares until the shares are delivered. The dividend or dividend equivalent is the same as the dividend paid on shares of Citigroup common stock.

In 2008, the named executive officers received the following amounts as dividends or dividend equivalents on restricted or deferred stock:

Name	Amount of Dividends or Dividend Equivalents Received in 2008 on Restricted and/or Deferred Stock Holdings
Michael Reardon	$38,736
Scot Parnell	7,439
Daniel McHugh	2,342
Christine Homer	8,183
John Vidovich	6,744
Patricia Morris	6,347

Employees who received CAP awards prior to January 2009 may have elected to receive all or a portion of the award in nonqualified stock options, in 25% increments, rather than restricted or deferred stock. The options vest on the same schedule as the restricted or deferred stock award, have a six-year term, and have an exercise price equal to 100% of the closing price of a share of Citigroup common stock on the NYSE on the trading date immediately preceding the date on which the option was granted. If options are elected, four options would be granted for each share by which the restricted or deferred stock award is correspondingly reduced. None of the named executive officers received an option grant as part of his or her incentive awards granted in January 2008 and 2009. The stock option election for future CAP awards has been eliminated due to low utilization by employees and the relatively high cost and complexity of administration. The terms and conditions of the restricted and deferred stock awards made to the named executive officers in January 2009 (in respect of 2008 performance) are similar to the terms and conditions of the CAP stock awards made in January 2008. Barring a change in the SEC regulations, the terms and conditions of the January 2009 CAP awards will be disclosed in the 2010 Proxy Statement. The Compensation Committee granted incentive awards in 2009 in light of each named executive officer’s performance in 2008. The table in the “Awards made by the Compensation Committee” section of the Compensation Discussion and Analysis discloses the bonus and the full fair value of the CAP shares granted to each named executive officer in respect of 2008 performance.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards								Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable			Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Shares or Units of Stock that have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Name		Initial		Reloads(1)	Initial	Reloads
Michael Reardon	1/16/2001	5,361	(3)	—	—	—	—	$49.5477	1/16/2011	—		$—	—	$—
	1/6/2004	—		6,145	—	—	—	49.7900	4/18/2010	—		—	—	—
	1/20/2004	5,500	(4)	—	—	—	—	49.5000	1/20/2010	—		—	—	—
	1/23/2004	—		1,517	—	—	—	50.6900	2/13/2012	—		—	—	—
	1/18/2005	—		—	—	—	—	—	—	1,398	(5)	9,380	—	—
	2/7/2005	—		2,025	—	—	—	49.7800	4/18/2010	—		—	—	—
	1/17/2006	—		—	—	—	—	—	—	3,835	(6)	25,732	—	—
	10/5/2006	—		1,511	—	—	—	51.0300	2/13/2012	—		—	—	—
	1/16/2007	—		—	—	—	—	—	—	4,751	(7)	31,879	—	—
	7/17/2007	—		—	—	—	—	—	—	11,497	(8)	77,144	—	—
	7/24/2007	—		1,543	—	—	—	49.3100	12/13/2012	—		—	—	—
	1/22/2008	—		—	—	—	—	—	—	13,102	(9)	87,914	—	—
Scot Parnell	2/13/2002	1,608	(10)	—	—	—	—	$42.1097	2/13/2012	—		$—	—	$—
	2/12/2003	1,750	(11)	—	—	—	—	32.0500	2/12/2009	—		—	—	—
	1/20/2004	1,200	(4)	—	—	—	—	49.5000	1/20/2010	—		—	—	—
	1/18/2005	1,303	(12)	—	—	—	—	47.5000	1/18/2011	—		—	—	—
	1/18/2005	—		—	—	—	—	—	—	244	(5)	1,637	—	—
	1/17/2006	1,178	(13)	—	392	—	—	48.9200	1/17/2012	—		—	—	—
	1/17/2006	—		—	—	—	—	—	—	589	(6)	3,952	—	—
	1/16/2007	—		—	—	—	—	—	—	1,377	(7)	9,239	—	—
	1/22/2008	—		—	—	—	—	—	—	4,430	(9)	29,725	—	—

Daniel McHugh	—	—		—	—	—	—	$—	—	—		$—	—	$—

Christine Homer	6/30/1999	124	(16)	—	—	—	—	$32.2219	6/30/2009	—		$—	—	$—
	4/18/2000	2,144	(14)	—	—	—	—	41.4452	4/18/2010	—		—	—	—
	6/30/2000	233	(17)	—	—	—	—	43.9389	6/30/2010	—		—	—	—
	1/16/2001	1,608	(3)	—	—	—	—	49.5477	1/16/2011	—		—	—	—
	2/13/2002	2,144	(10)	—	—	—	—	42.1097	2/13/2012	—		—	—	—
	2/12/2003	2,000	(11)	—	—	—	—	32.0500	2/12/2009	—		—	—	—
	1/20/2004	1,500	(4)	—	—	—	—	49.5000	1/20/2010	—		—	—	—
	1/18/2005	—		—	—	—	—	—	—	260	(5)	1,744	—	—
	1/17/2006	—		—	—	—	—	—	—	512	(6)	3,435	—	—
	1/16/2007	—		—	—	—	—	—	—	1,468	(7)	9,850	—	—
	1/22/2008	—		—	—	—	—	—	—	5,063	(9)	33,972	—	—

		Option Awards								Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable			Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Shares or Units of Stock that have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Name		Initial		Reloads(1)	Initial	Reloads
John Vidovich	4/18/2000	643	(14)	—	—	—	—	$41.4452	4/18/2010	—		$—	—	$—
	1/16/2001	321	(3)	—	—	—	—	49.5477	1/16/2011	—		—	—	—
	6/30/2001	101	(15)	—	—	—	—	49.2839	6/30/2011	—		—	—	—
	2/13/2002	428	(10)	—	—	—	—	42.1097	2/13/2012	—		—	—	—
	2/12/2003	350	(11)	—	—	—	—	32.0500	2/12/2009	—		—	—	—
	1/20/2004	400	(4)	—	—	—	—	49.5000	1/20/2010	—		—	—	—
	1/18/2005	619	(12)	—	—	—	—	47.5000	1/18/2011	—		—	—	—
	1/17/2006	—		—	—	—	—	—	—	563	(6)	3,777	—	—
	1/16/2007	—		—	—	—	—	—	—	1,216	(7)	8,159	—	—
	1/22/2008	—		—	—	—	—	—	—	4,241	(9)	28,457	—	—
Patricia Morris	1/17/2006	—		—	—	—	—	$—	—	478	(6)	$3,207	—	$—
	1/16/2007	—		—	—	—	—	—	—	757	(7)	5,079	—	—
	1/22/2008	—		—	—	—	—	—	—	4,430	(9)	29,725	—	—

(1)	The options shown in this column are vested (i.e., they have been held by the named executive officer for at least six months).

(2)	The market values in this column are based on the closing price of Citigroup stock on December 31, 2008 ($6.71).

(3)	The option granted on January 16, 2001 vested 20% per year beginning on July 16, 2002, and was fully vested on July 16, 2006.

(4)	The option granted on January 20, 2004 vests in three equal annual installments beginning on July 20, 2005, and was fully vested on July 20, 2007.

(5)	The stock award granted on January 18, 2005 vests in four equal annual installments beginning on January 20, 2006.

(6)	The stock award granted on January 17, 2006 vests in four equal annual installments beginning on January 20, 2007.

(7)	The stock award granted on January 16, 2007 vests in four equal annual installments beginning on January 20, 2008.

(8)	The stock award granted on July 17, 2007 will fully vest on July 17, 2010.

(9)	The stock award granted on January 22, 2008 vests in four equal annual installments beginning on January 20, 2009.

(10)	The option granted on February 13, 2002 vests 20% per year beginning on February 13, 2003, and was fully vested on February 13, 2007.

(11)	The option granted on February 12, 2003 vested in three equal annual installments beginning on July 12, 2004, and was fully vested on July 12, 2006.

(12)	The option granted on January 18, 2005 vests in four equal annual installments beginning on January 20, 2006.

(13)	The option granted on January 17, 2006 vests in four equal annual installments beginning on January 20, 2007.

(14)	The option granted on April 18, 2000 vested in five equal annual installments beginning on July 18, 2001, and was fully vested on July 18, 2005.

(15)	The option granted on June 30, 2001 vested in full on June 30, 2006.

(16)	The option granted on June 30, 1999 vested in full on June 30, 2004.

(17)	The option granted on June 30, 2000 vested in full on June 30, 2005.

This table describes options as either “initial” or “reload.” Initial options granted in 2005, 2004 and 2003 do not have a reload feature; however, options granted prior to 2003 retain that feature. The grant of a reload option is not a discretionary award; rather, the grants are made pursuant to the terms of previously granted options. Under the reload program, if shares of Citigroup common stock that have been owned for at least six months are used to pay the exercise price of an option and the income taxes due on exercise of the option, the option holder will receive a new reload option to make up for the shares they used and had withheld. The reload option does not vest for six months and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of a reloadable option unless the market price on the date of exercise is at least 20% greater than the option exercise price. The purpose of granting reload options was to maintain the option holder’s commitment to Citigroup by maintaining as closely as possible the option holder’s net equity position (the sum of shares owned and shares subject to option).

Option Exercises and Stock Vesting

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael Reardon	—	$—	3,146	$118,606
Scot Parnell	—	—	616	24,159
Daniel McHugh	—	—	1,025	39,996
Christine Homer	—	—	560	24,364
John Vidovich	—	—	418	16,638
Patricia Morris	—	—	302	11,900

Pension Benefits Table

Name	Plan Name(1)	Number of Years Credited Service(2)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Michael Reardon	The Citigroup Pension Plan	13.67	$94,678	$—
	Travelers Nonqualified Plan	7.67	56,886	—
Scot Parnell	The Citigroup Pension Plan	6.5	$21,485	$—
Daniel McHugh	The Citigroup Pension Plan	9.33	$—	$58,401
Christine Homer	The Citigroup Pension Plan	10.92	$45,210	$—
	Travelers Nonqualified Plan	4.92	3,929	—
John Vidovich	The Citigroup Pension Plan	8.33	$40,645	$—
Patricia Morris	The Citigroup Pension Plan	2.33	$12,446	$—

(1)	The Travelers Nonqualified Plan is a frozen plan.

(2)	Years of credited service shown are the service used for the determination of benefit accruals under the plans. Credited services for the Travelers Nonqualified Plan are less than credited service for the Citigroup Pension Plan because benefit accruals under these plans were previously frozen (as of December 31, 2001).

Disclosure of Valuation Method and Material Assumptions

The present value for each named executive officer is determined as the present value of the accumulated pension benefit for each pension plan under which the named executive officer participates as of the most recent fiscal year-end measurement date used for SFAS No. 87 “Employers’ Accounting for Pensions” (SFAS 87) purposes. The benefit is assumed to begin at the earlier of the date at which unreduced benefits may be paid under each plan or the normal retirement age defined under each plan (or as of the current age, if the named executive officer is past normal retirement age). For the Citigroup pension plans under which the named executive officers participate, the normal retirement age is defined as age 65.

In determining the present values for the named executive officers, the following assumptions and methods are utilized, consistent with the valuation methods and assumptions used by the plan actuaries for SFAS 87 financial reporting purposes:

•

The interest rate assumption used for discounting purposes is equal to the SFAS 87 discount rate for the plans, as selected by Citigroup as of the applicable measurement date. This rate is equal to 6.20% as of December 31, 2007 and 6.10% as of December 31, 2008.

•

The interest crediting rate assumption for account-based pension benefits used to project the accumulated account value to normal retirement age is equal to the assumed future interest crediting rate assumption, as selected by Citigroup as of the applicable measurement date. This rate is equal to 5.20% as of December 31, 2007 and 4.10% as of December 31, 2008.

•

The lump sum conversion rate assumption is used to convert account-based pension benefits into their equivalent single life annuity values. This rate is set equal to the SFAS 87 discount rate as of December 31, 2007 at 6.20% and as of December 31, 2008 at 6.10%, as selected by Citigroup.

•

The form of payment assumption at the date benefits are assumed to commence is equal to 100% lump sum for account balance benefits as of December 31, 2007 and December 31, 2008. An assumption of 100% single life annuity is assumed for non-account balance benefits as of December 31, 2007 and December 31, 2008.

Account-based pension benefits as of each measurement date are projected to the assumed retirement age using the interest crediting rate assumption and discounted back to the measurement date using the interest rate assumption.

For benefits assumed to be paid as a single life annuity, the post-retirement mortality table used to determine the present value is the Retired Pensioners Mortality Table (RP-2000). As of December 31, 2008, the version of the RP-2000 utilized was modified for consistency with the IRS issued version of the table (2009 version of the table).

No pre-retirement decrements are assumed in the determination of the present values of accumulated plan benefits. Note that because no “pre-retirement decrements” are assumed, the results provided implicitly include values for pre-retirement death, disability and other pre-retirement termination benefits.

The present value of the increase in pension benefits during 2008 to be included in the Summary Compensation Table is determined as the difference in the present value of accumulated benefits as of December 31, 2008 and the present value of accumulated benefits as of December 31, 2007.

General Policies

Citigroup’s current general policy on pension plans is that executives should accrue retirement benefits on the same basis available to Citigroup employees generally under Citigroup’s broad-based, tax-qualified retirement plans. This approach reflects Citigroup’s senior executive compensation principles, which generally provide that most compensation for senior executives should be based on performance.

Citigroup has not granted extra years of credited service under any retirement plan to the named executive officers. The Pension Benefits Table demonstrates that Mr. Reardon and Ms. Homer, have fewer years of credited service under the nonqualified pension plan than under the qualified pension plan. Future accruals under the nonqualified plans ceased for the executives while they continued to earn benefits under the qualified plan on the same basis as other U.S. employees.

The named executive officers have accrued benefits under the following pension plans:

The Citigroup Pension Plan

The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including the named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5% and 6.0% of eligible compensation; the rate increases with age and service. Interest credits are applied annually to the prior year’s balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees become eligible to participate in the Citigroup Pension Plan after one year of service, and benefits generally vest after five years of service. Effective December 31, 2006, the Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock and/or stock options under Core CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation.

The normal form of benefit under the Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for single participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is age 65. All optional forms of benefit under this formula available to the named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

Pension accruals prior to January 1, 2002 were determined under different formulas depending upon a given employee’s specific employment history with Citigroup. All accruals before 2002 for the named executive officers were under cash balance formulas, which provided for a range of benefit credits increasing with age and years of service, and interest credit rates that were substantially the same as the current interest rate. The current interest credit rate applies to the participant’s entire account balance.

Travelers Retirement Benefits Equalization Plan (Travelers RBEP)

The purpose of the Travelers RBEP, a nonqualified retirement plan, was to provide retirement benefits using the applicable Citigroup Pension Plan benefit formula, but based on the Citigroup Pension Plan’s definition of (a) compensation, in excess of the Internal Revenue Code qualified plan compensation limit ($170,000 for 2001), or (b) benefits, in excess of the Internal Revenue Code qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers RBEP was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including the named executive officers). Mr. Reardon and Ms. Homer are the only named executive officers with accruals under this plan.

All other terms of the Travelers RBEP are the same as under the Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under this plan and their equivalent values are the same as those under the Citigroup Pension Plan.

Nonqualified Deferred Compensation

None of the named executive officers of the Company receives nonqualified deferred compensation.

Potential Payments Upon Termination or Change in Control

General Policies

In 2002, Citigroup’s Board of Directors adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income, and exceed $1,000,000. The Company is subject to that resolution, and as a general policy, it does not enter into employment agreements with executives that provide for severance payments unless the agreement meets certain conditions. Pursuant to Citigroup’s Senior Executive Compensation Guidelines, the agreement (i) must be approved by Citigroup’s Personnel and Compensation Committee; (ii) must have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (iii) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. In addition, employment agreements with executive officers do not generally provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the Compensation Committee of the Company and the Personnel and Compensation Committee of Citigroup.

Equity Awards

All named executive officers participate in CAP, Citigroup’s broad-based equity program that provides for accelerated vesting of all or a portion of a participant’s award upon certain types of termination of employment.

The CAP awards described below were fully disclosed in the summary compensation tables of prior Proxy Statements as long-term compensation awards. No executive is entitled to a grant of any additional equity awards in connection with his or her termination of employment.

CAP awards made as annual incentive awards generally provide for accelerated vesting of all or a portion of a participant’s outstanding awards in the event of the participant’s death, disability, or involuntary termination other than for gross misconduct for participants who do not meet certain age and service rules. If a participant resigns or is involuntarily terminated other than for gross misconduct and meets certain age and years of service rules, all or a portion of the participant’s CAP awards will continue to vest on schedule. A more detailed description of CAP may be found in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table. These rules apply to all employees who receive CAP awards, not just named executive officers. As of December 31, 2008 and as previously discussed in the Compensation Discussion and Analysis, Mr. Reardon (for equity awards granted in 2007 and 2008) met the Rule of 60, and the other named executive officers met no age and years of service rule.

Each of the named executive officers will receive, after termination of employment, all or a portion of their CAP shares awarded based on their performance during employment. Set forth below is a discussion, under independent scenarios, of how these awards might be paid out under the particular circumstances of an executive’s termination of employment.

Voluntary Resignation

Under CAP, if a participant meets the Rule of 75 and terminates his or her employment, the participant’s stock awards will continue to vest on schedule, provided that the participant does not compete with Citigroup’s business operations. In addition, if a CAP participant meets the Rule of 75 and terminates his or her employment, the participant’s stock options will vest immediately on the last day of employment and the participant may have up to two years to exercise his or her vested stock options, provided that he or she does not compete with Citigroup’s business operations. None of the named executive officers of the Company meets the Rule of 75.

If a CAP participant meets the Rule of 60 and terminates his or her employment, the participant’s Core and Supplemental CAP shares vest on schedule, provided that he or she does not compete with Citigroup’s business operations and nonvested premium shares are forfeited. In addition, if a CAP participant meets the Rule of 60 and terminates his or her employment, vesting of the participant’s stock options will stop on his or her last day of employment and the participant may have up to two years to exercise his or her vested stock options. Accordingly, if Mr. Reardon, who met the Rule of 60, had resigned on December 31, 2008, all of his nonvested stock options shown in the Outstanding Equity Awards at Fiscal Year-End Table would have been forfeited, but 13,973 shares of his nonvested stock awards, valued at $93,759, would continue to vest on schedule and 20,613 shares, valued at $138,313, would have been forfeited.

If a CAP participant voluntarily terminates his or her employment and does not meet any of the age and years of service requirements, the participant’s nonvested stock awards and stock options will be forfeited on his or her last day of employment. As of December 31, 2007, none of the named executive officers, except Mr. Reardon, met any of the age and years of service rules under CAP, so all of their nonvested awards disclosed in the Outstanding Awards at Fiscal Year-End Table would be forfeited.

No executive is entitled to a grant of an additional equity award in connection with his or her voluntary resignation.

Involuntary Termination other than for Gross Misconduct

Under CAP, if a participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock awards will continue to vest on schedule. In addition, if a

CAP participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock options will vest immediately on his or her last day of employment and the participant will have up to two years to exercise his or her vested stock options. None of the Company’s named executive officers meets the Rule of 75.

If a participant does not meet the Rule of 75 under CAP, but meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the participant’s Core and Supplemental CAP shares and a pro-rated portion of his or her Premium CAP shares will continue to vest on schedule. In addition, if a CAP participant meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the vesting of the participant’s stock options will stop on his or her last day of employment and the participant will have up to two years to exercise his or her vested stock options. As stated above, Mr. Reardon meets the Rule of 60. Accordingly, if Mr. Reardon’s employment had terminated on December 31, 2008, on account of his involuntary termination of employment other than for gross misconduct, 5,153 shares of his nonvested stock awards, valued at $34,577, would have vested, 16,100 shares, valued at $108,031, would continue to vest on schedule and 13,330 shares, valued at $89,444, would have been forfeited.

If a CAP participant’s employment is involuntarily terminated other than for gross misconduct and he or she does not meet an age and years of service rule, the participant’s Core and Supplemental CAP shares and the prorated portion of his or her Premium CAP shares will vest immediately and will be distributed to the participant. The vesting of the participant’s stock options will stop on his or her last day of employment and the participant will have up to a maximum of 90 days to exercise his or her vested stock options (depending upon the terms of the options, the period may be shorter). Mr. Parnell, Mr. Vidovich, Ms. Homer and Ms. Morris do not meet any of the age and years of service rules. Accordingly, if Mr. Parnell’s employment had terminated on December 31, 2008 on account of his involuntary termination of employment other than for gross misconduct, 6,304 of his nonvested stock awards, valued at $42,302, would have vested and 336 shares, valued at $2,255, would have been forfeited. If Ms. Homer’s employment had terminated on December 31, 2008 on account of her involuntary termination of employment other than for gross misconduct, 6,928 shares of her nonvested stock awards, valued at $46,487, would have vested and 375 shares, valued at $2,516, would have been forfeited. If Mr. Vidovich’s employment had terminated on December 31, 2008 on account of his involuntary termination of employment other than for gross misconduct, 5,685 shares of his nonvested stock awards, valued at $38,146, would have vested and 335 shares, valued at $2,248, would have been forfeited. If Ms. Morris’ employment had terminated on December 31, 2008 on account of her involuntary termination of employment other than for gross misconduct, 5,362 shares of her nonvested stock awards, valued at $35,979, would have vested and 303 shares, valued at $2,033, would have been forfeited.

No executive is entitled to a grant of an additional equity award in connection with his or her involuntary termination other than for gross misconduct.

Termination for Gross Misconduct

Under CAP, if a participant’s employment is terminated for gross misconduct, his or her nonvested stock awards and vested and nonvested options will be cancelled on his or her termination date. Thus, if a named executive officer’s employment had been terminated on December 31, 2008 for gross misconduct, the applicable equity awards would have been cancelled on that date.

Death or Disability

If a CAP participant’s employment terminates on account of death or disability, the participant’s stock awards will vest immediately and will be distributed to the participant (or his or her estate).

Upon a CAP participant’s termination of employment on account of death or disability, the participant’s nonvested stock options will vest and the participant (or his or her estate) will have up to two years to exercise his or her stock options. All of the nonvested stock options and stock awards shown in the Outstanding Awards at Fiscal Year-End Table for each named executive officer would vest.

No executive is entitled to a grant of an additional equity award in connection with his or her termination of employment on account of death or disability.

Change in Control

Equity awards are made in accordance with the terms of Citigroup’s stockholder approved equity plans. Citigroup’s equity plans provide that in the event of a change in control of Citigroup, as defined in the equity plans, the Personnel and Compensation Committee, may, in its discretion, accelerate, purchase, adjust, modify or terminate all awards made under the equity plans, including but not limited to, CAP awards. This Compensation Committee may also, in its discretion, cause awards made under the equity plans to be assumed by the surviving Company in a corporate transaction. Accordingly, it is possible that all of the nonvested stock options and stock awards shown in the Outstanding Awards at Fiscal Year-End Table could vest in connection with a change in control of the Company or Citigroup.

Employment Agreements

There are no other contracts, agreements or other arrangements with the named executive officers that provide for payments or benefits in connection with a termination of employment or a change in control of the Company or Citigroup that are not generally available to all salaried employees.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a charter that specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is attached to the Company’s Proxy Statement as Annex B.

The Board of Directors has determined that all four members of the Audit Committee are independent based upon the standards adopted by the Board of Directors, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP (independent auditor), is responsible for integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee assists the Board of Directors in oversight of these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields.

Audit Committee meetings are conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the independent auditor. Among other things, the Audit Committee met the Company’s internal and independent auditors, and discussed the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also discussed with the independent auditor all matters required by generally accepted auditing standards including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications.”

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008 with management and the independent auditor.

The Audit Committee has received the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditor any relationships that may have an impact on its objectivity and independence and satisfied itself as to the auditor’s independence. Effective January 1, 2003, the Company adopted a policy that it would no longer engage its independent auditor for non-audit services other than “audit-related” services as defined by the SEC, certain tax services and other permissible non-audit services as specifically approved by the Chairperson of the Audit Committee and presented to the full Audit Committee at its next regular meeting. The policy also requires pre-approval of all services provided. The policy includes limitations on the hiring of the independent auditor’s partners and other professionals to ensure that the Company satisfies the SEC’s auditor independence rules. The Audit Committee has reviewed and approved the amount of fees paid to KPMG for audit and non-audit services. The Audit Committee has delegated to its Chairperson the authority to approve such services for work up to $150,000 per engagement. The Audit Committee concluded that the provision of services by KPMG is compatible with the maintenance of KPMG’s independence.

Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on the role and responsibilities described above of the Audit Committee and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

By the Audit Committee

Dr. Glenda B. Glover, Chairperson

James L. Bailey

Rodman L. Drake

Dr. Evelyn E. Handler

March 24, 2009

PROPOSAL 2:     STOCKHOLDER RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP as the independent auditors of the Company for 2009. The appointment of this firm is proposed by the Audit Committee based, in part, on KPMG’s review of and familiarity with the Company’s business as part of its audit of Citigroup. KPMG has served as the independent auditor for the Company since it commenced operations in 1992, for CBNA since 1964, for Citicorp since it commenced operations in 1968 and for Citigroup and its predecessors since 1969.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions regarding these or any other appropriate matters. Adoption of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by KPMG during the years ended December 31, 2008 and December 31, 2007:

Audit Fees

Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company’s financial statements and KPMG’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by our independent auditors. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company for the years ended December 31, 2008 and December 31, 2007 totaled approximately $1,246,000 and $600,000, respectively. The increase was due to a general increase in audit fees and the timing of KPMG’s billings.

Audit-Related Fees

Audit-related services include accounting policy compliance, securitization due diligence, related attestation services and internal control reviews not required by regulators. The aggregate fees billed to the Company by KPMG for audit-related services rendered to the Company for the years ended December 31, 2008 and December 31, 2007 totaled approximately $1,164,000 and $1,798,000, respectively. The decrease in audit related fees from 2007 to 2008 was due primarily to the reduction of certain previously required attestation services and lower securitization related fees.

Tax Fees

There were no fees paid or payable to the firm relating to tax services during 2008 or 2007.

All Other Fees

No fees (other than those described above) were billed to the Company by KPMG for other services rendered to the Company during the years ended December 31, 2008 and 2007.

The Company adopted a policy, effective January 1, 2003, prohibiting the engagement of its primary independent auditors for non-audit services, unless such services are individually approved by the Company’s Audit Committee. The Company has not engaged KPMG for any non-audit services other than those permitted under its policy.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee has reviewed and approved all fees charged by the Company’s independent auditors, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions. Effective January 1, 2003, the Company adopted a policy that it would no longer engage its primary independent auditors for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the Audit Committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that the Company satisfies the SEC auditor independence rules.

Under the policy approved by the Audit Committee, the Audit Committee must pre-approve all services provided by the Company’s independent auditors and fees charged. The Audit Committee will annually consider the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the Audit Committee will periodically monitor the levels of KPMG fees against the pre-approved limits. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

Administration of the policy is centralized within, and monitored by, the Company’s senior corporate financial management, which reports throughout the year to the Audit Committee.

OTHER MATTERS

In late November 2008, the Company received a shareholder proposal asking that the Company 1) move from a plurality voting standard to a majority voting standard for non-contested director elections, and 2) adopt a post-election director resignation policy to address the status of directors who fail to win election by a majority vote. The Company considered the proposal to incorporate current best corporate governance practices and the Board of Directors of the Company adopted these proposals and so amended the Company’s by-laws in January 2009.

As of the date of this Proxy Statement, the Company does not intend to present and, other than the previously referenced shareholder proposal already adopted by the Company’s Board of Directors and reflected in the Company’s amended By-Laws, has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the Annual Meeting. If any other matters come before the meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE STUDENT LOAN CORPORATION’S 2010 PROXY STATEMENT

In accordance with Rule 14a-8 of the SEC under the Exchange Act, the Company will accept proposals of stockholders for possible inclusion in the Company’s 2010 Proxy Statement through the close of business on December 3, 2009.

Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2010 annual meeting of stockholders, but does not seek to include in the Company’s Proxy Statement under the applicable SEC rules, must be submitted in accordance with the Company’s Bylaws, and must be received at the Company’s principal executive offices no earlier than February 15, 2010, and no later than March 15, 2010. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with the Company’s Bylaws and must be submitted in writing to the Company’s Investor Relations Office c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

ANNEX A

THE STUDENT LOAN CORPORATION

CORPORATE GOVERNANCE GUIDELINES

As of January 29, 2009

Mission

The Student Loan Corporation (the “Corporation”) aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Corporation’s business.

Board of Directors

The Board of Directors’ primary responsibility is to provide effective oversight of the Corporation’s business and affairs, including building long-term value for the Corporation’s stockholders and balancing the interests of its other constituencies, including the educational institutions that the Corporation works with, its customers and employees. In all actions taken by the Board, the Directors are expected to exercise their sound business judgment in what they reasonably believe to be in the best interests of the Corporation. In discharging that obligation, absent evidence to the contrary, Directors may rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the by-laws to set the number of Directors, with the flexibility to increase the number of Directors in order to accommodate the availability of an outstanding candidate or the Board’s changing needs and circumstances. Independent Directors (as defined herein) shall be recommended to the Board of Directors by the Chairman for approval, after consultation by the Chairman with the Compensation Committee. All other Directors may be nominated from time to time by the majority shareholder of the Corporation and be recommended to the Board of Directors for approval.

Independence of Directors

At least three of the members of the Board must be independent, such members being referred to herein as “Independent Directors.” The Corporation is not required to have a majority of Independent Directors since 80% of its shares of stock are held by its affiliate, Citibank, N.A. A non-employee Director shall qualify as independent for purposes of service on the Board of the Corporation and its committees only if the Board has determined that the Director has no material relationship with the Corporation or its affiliates or subsidiaries. The Board has adopted the categorical standards set forth in the attached Annex “A” to assist the Board in making independence determinations.

Qualifications for Director Candidates

The Chairman of the Board reviews the qualifications of potential director candidates and makes recommendations to the whole Board, after consultation by the Chairman with the Compensation Committee. The factors considered by the Board in its review of potential candidates include:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision-making.

•	Whether the candidate has special skills, expertise and background that adds to and complements the range of skills, expertise and background of the existing directors.

•	Whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of the Corporation’s stockholders and our other stakeholders in reaching decisions.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

Additional Board Service

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Board, in order to ensure that each Director is able to devote sufficient time to the performance of his or her duties as a Director. Members of the Audit Committee may not serve on more than three public company audit committees, including the Audit Committee of the Corporation.

Interlocking Directorates

No executive officer of the Corporation shall serve as a director of a Corporation where an outside Director of the Corporation is an executive officer.

Retirement from the Board

Directors appointed to the Board may serve on the Board until the Annual Meeting of the Corporation next following their 72nd birthday, and may not be re-elected after reaching age 72, unless this requirement has been waived by the Board. This provision shall not be applicable to any Director who has been appointed to serve one or more terms as a member of the Board of the Directors prior to July 1, 2002.

Change in Status or Responsibilities

A Director, who is an employee of the Corporation, or its affiliate or subsidiary, shall submit a notice of resignation in the event that he or she ceases to be employed by any of such entities. The effective date of any such resignation shall be the earlier of (i) the last day of such employment, or (ii) such other date specified in a notice to the Corporation. In the event that such director fails to submit a timely notice to the Corporation, confirmation of termination of employment obtained from any such entity shall constitute a notice as provided in the By-Laws. Any Director who fails to attend at least 75% of the meetings of the Board and the committees on which they serve for a period of two consecutive years shall also resign from the Board at the Annual Meeting of Stockholders next following such occurrence.

The Board shall reserve the discretion to evaluate the facts and circumstances, and determine whether it is in the best interests of the Corporation and its stockholders that a director impacted by the above-mentioned policies not resign from the Board.

Evaluation of Board Performance/Term Limits

The Chairman of the Board, in consultation with the other Directors, shall conduct an annual review of Board performance and Board committee performance. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each Director’s skills, areas of expertise, qualification as independent under the NYSE corporate governance rules and any other applicable laws, rules and regulations, consideration of any changes in a Director’s responsibilities that may have occurred since the Director was first elected to the Board, and such other factors as may be determined to be appropriate for review. Each Committee shall conduct an annual evaluation of its own performance as provided in its charter. The results of the review of Board and Committee evaluations shall be summarized and presented to the Board. The Corporation has not adopted term limits for Directors.

Attendance at Meetings

Directors are expected to attend the Corporation’s Annual Meeting of Stockholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed to the Directors prior to the meeting, in order to provide time for review. The Chairman shall establish a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing year, and shall also establish the agenda for each Board meeting. Each Board member is free to suggest items for inclusion on the agenda or to raise subjects that are not on the agenda for that meeting. The non-management directors shall meet in executive session at each meeting without the Chief Executive Officer or any other officers of the Corporation present. The responsibility for presiding at the executive sessions shall be rotated from meeting to meeting among the Chairs of the Audit and Compensation Committees. The rotational nature of this responsibility shall be disclosed in the Corporation’s annual proxy statement.

Annual Strategic Review

The Board shall review the Corporation’s strategic plans and the principal issues that it expects the Corporation may face in the future during at least one Board meeting each year.

Communications

The Board believes that the senior management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation, subject, however, to receipt of prior approval from a majority of Board members.

Board Committees

The standing committees of the Board are the Audit Committee and the Compensation Committee. All members of these committees shall meet the independence criteria, as determined by the Board, set forth in the NYSE listing standards, and any other applicable laws, rules or regulations regarding independence. The members of the Audit Committee and Compensation Committee, and the Chairs of such Committees, shall be appointed by the Board on the recommendation of the Chairman of the Board, and may be removed by the Board.

Committee Chairs and members shall be rotated at the recommendation of the Chairman of the Board. Each committee shall have its own written charter which shall comply with the applicable NYSE corporate governance rules, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board. The Audit Committee charter and the Compensation Committee charter shall be approved and adopted by the Board.

The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and senior management, shall develop the committee’s agenda. At the beginning of the year each committee shall establish a schedule of major topics to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent director may attend any meeting of any committee, upon the consent of such committee, even though he or she may not be a member of that committee.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary for Board purposes or for any committee purpose, without consulting or obtaining the approval of senior management of the Corporation in advance; however, each committee must provide notice to the Chairman of the Board of any retained services.

The Board may establish or maintain additional committees as necessary or appropriate.

Director Access to Senior Management

Directors shall have full and free access to senior management and other employees of the Corporation. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the Director. The Board welcomes regular attendance at each Board meeting by senior management of the Corporation identified by the Chief Executive Officer. If the Chief Executive Officer wishes to have additional Corporation personnel attend meetings on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of director compensation is determined by the Board based upon the recommendation of the Chairman of the Board. This recommendation shall be based on a biannual review of director compensation of companies of similar size and market capitalization. Directors who are employees of the Corporation or any of its subsidiaries or affiliates shall not receive any compensation for their services as Directors. Directors who are not employees of the Corporation or any of its subsidiaries or affiliates shall not enter into any consulting arrangements with the Corporation nor its competitors. Directors who serve on the Audit Committee shall not directly or indirectly receive compensation from the Corporation or any of its subsidiaries for providing accounting, consulting, legal, investment banking or financial advisory services to the Corporation.

Charitable Contributions

If an outside Director or an immediate family member of an outside Director serves as a director, trustee or executive officer of a foundation, university or other non-profit organization (“Charitable Organization”) and such Charitable Organization receives contributions from the Corporation, such contributions will be reported and considered by the Board for purposes of making the independence determination with respect to the Director.

Director Orientation and Continuing Education

The Corporation shall provide an orientation program for new Directors. Attendance by new Directors at such orientation programs shall be mandatory. The Corporation shall also provide continuing education programs for all members of the Board from time to time. These programs shall include presentations by senior management on the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its management structure and executive officers and its internal and independent auditors. The orientation program may also include visits to certain of the Corporation’s significant facilities, to the extent practical, or to industry sales conferences. All Directors are invited to participate in the orientation and continuing education programs.

Chief Executive Officer and Senior Officer Performance

The Compensation Committee shall conduct an annual review of the Chief Executive Officer’s performance, as well as the performance of all other senior officers, as set forth in its charter. The Board of Directors shall review the Compensation Committee’s report in order to ensure that the Chief Executive Officer is providing the best leadership for the Corporation in the long and short term.

Succession Planning

The Compensation Committee shall make an annual report to the Board on succession planning. The Chairman shall meet periodically with the Compensation Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Candidates for the role of successor to the Chief Executive Officer shall be nominated by the Chairman and reviewed by the Compensation Committee prior to succession.

Code of Conduct and Code of Ethics

The Corporation has adopted a Code of Conduct, Code of Ethics for Financial Professionals and related internal policies and guidelines designed to support the mission statement set forth above and to comply with the laws, rules and regulations that govern the Corporation’s business operations. The Code of Conduct applies to all employees of the Corporation, as well as to directors when engaged by or otherwise representing the Corporation and its interests. In addition, the Corporation has adopted a Code of Ethics for Financial Professionals which applies to the principal executive officers of the Corporation and all professionals serving the Corporation in a finance, accounting, treasury, tax or investor relations role. The Audit Committee shall monitor compliance with the Code of Conduct, Code of Ethics for Financial Professionals and related internal policies and guidelines.

Insider Transactions

The Corporation prohibits purchases of Corporation stock by the Corporation from employees. Directors and executive officers of the Corporation shall comply in all respects with the terms of the Corporation’s Personal Trading Policy.

Stock Options

The Corporation prohibits the repricing of any stock options offered to its employees.

Transactions with Directors

To the extent transactions, including brokerage services, banking services, insurance services and other financial services, between the Corporation and any Director or family member of a Director are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Corporation, such transactions shall be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates.

Loans to Directors

The Corporation shall not make any personal loans to Directors or to immediate family members of Directors. The only exceptions shall be for credit cards, charge cards and overdraft checking privileges made in the ordinary course of business of the Corporation or one of its affiliates, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public. In addition, the Corporation or one of its affiliates may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public, to Directors who are employees of the Corporation or its affiliates.

Loans to Executive Officers

The Corporation shall not make any personal loans to executive officers, or their immediate family members, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, overdraft checking privileges and margin loans to employees of a broker dealer subsidiary of the Corporation or one of its affiliates made in the ordinary course of business of the Corporation or one of its affiliates, of a type that is generally made available to the public, and is on market term, or terms that are no more favorable than those offered to the general public.

Investments

Neither the Corporation nor any member of senior management shall make any investment in a partnership or other privately-held entity in which a Director is a principal or in a publicly traded company in which a Director directly owns or controls more than a 10% interest.

No Director may invest in a third party entity when the investment opportunity is made available to him or her because of such individual’s status as a Director. A Director or family member of a Director may participate in investment opportunities offered or sponsored by the Corporation provided they are offered on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

No Director or family member of a Director shall receive an IPO allocation.

Members of senior management may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Corporation, unless their participation is approved in advance by the Board. Such approval shall not be required if the investment opportunity is offered to other qualified employees and investment by senior management is approved by the Board; or is offered to senior management on the same terms as those offered to qualified persons who are not employees of the Corporation. Comparable principles shall apply to Directors and their family members who may be given the opportunity to invest in an employee program.

No member of senior management may invest in a third party entity, except for investments permitted by the foregoing paragraph, when the investment opportunity is made available to him or her as a result of such individual’s status as a member of senior management of the Corporation.

Indemnification

The Corporation provides reasonable directors’ and officers’ liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Corporation’s certificate of incorporation and by-laws.

Amendments

The Board may amend these Corporate Governance Guidelines, or grant waivers in exceptional circumstances, provided that any such modification or waiver may not be a violation of any applicable law, rule or regulation and further provided that any such modification or waiver is appropriately disclosed.

EXHIBIT A

to the Corporate Governance Guidelines

The Student Loan Corporation

Director Independence Standards and Policy on Transactions with Related Persons

Approved as of January 29, 2009

I.	Director Independence Standards

An outside director shall qualify as independent for purposes of service on the Board of The Student Loan Corporation (the “Corporation”) and its Committees if the Board, after taking into account all relevant facts and circumstances, has determined that the director, and any immediate family member of the director, has no material relationship with the Corporation or any of its affiliates or subsidiaries. These Director Independence Standards have been drafted to provide guidance to the Board in making independence determinations, and are intended to supplement the provisions contained in the Corporation’s Corporate Governance Guidelines. A fundamental premise of the Standards is that any permitted transactions between the Corporation and a director or his/her immediate family members or their respective primary business affiliations shall be on arm’s-length, market terms.

Relationships as Client

•

Neither a director nor any immediate family member shall have any personal loans from the Corporation, except for credit cards, charge cards and overdraft checking privileges provided by affiliates of the Corporation in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In addition, affiliates of the Corporation may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered, to directors who are employees of the Corporation or its affiliates. Notwithstanding the foregoing, any extensions of credit by the Corporation or its subsidiaries to such entity or its subsidiaries must comply with applicable law, including the Sarbanes-Oxley Act of 2002, Regulation O of the Federal Reserve and FDIC guidelines.

•

Any other financial services provided to a director or any member of his/her immediate family by the Corporation must be made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Advisory and Consulting Arrangements

Neither a director nor any immediate family member of a director shall:

•

During any 12-month period within the last three years, have received, directly or indirectly, from the Corporation any compensatory fees or benefits in an amount greater than $120,000, other than (a) standard compensation arrangements applicable to non-employee directors generally; or (b) compensation paid to an immediate family member of a director who is a non-executive employee of the Corporation.

Business Relationships

•

All payments made by the Corporation or its parent or affiliates to, and payments received by the Corporation or its affiliates from, a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

•

In addition, the aggregate amount of payments in any of the last three fiscal years by the Corporation and its affiliates to, or to the Corporation and its affiliates from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the company receiving the payment.

Charitable Contributions

Annual contributions made by the Corporation or its parent or affiliates in any of the last three fiscal years to a foundation, university, or other non-profit organization (“Charitable Organization”) of which a director or an immediate family member serves as a director, trustee or executive officer may not exceed the greater of $50,000 or 10% of the annual consolidated gross revenue of the Charitable Organization.

Employment/Affiliations

•	An outside director shall not:

(i)	be, or within the last three years has been, an employee of the Corporation or of one of the Corporation’s affiliates;

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation or of one of the Corporation’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed the director; or

•	An outside director may not have an immediate family member who:

(i)	is, or within the last three years has been, an executive officer of the Corporation or of one of the Corporation’s affiliates;

(ii)	is, or within the past three years has been, part of an interlocking directorate in which an executive officer of the Corporation or of one of the Corporation’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed such family member.

•

(A) Neither a director nor an immediate family member may be a current partner of a firm that is The Student Loan Corporation’s internal or external auditor; (B) a director may not be a current employee of such a firm; (C) a director may not have an immediate family member who is a current partner of such firm, or who is a current employee of such a firm and personally works on The Student Loan Corporation’s audit; or (D) a director or an immediate family member may not have been within the last three years a partner or employee of such a firm and personally worked on The Student Loan Corporation’s audit within that time.

•	No member of the Audit Committee shall be an affiliated person of the Corporation.

Definitions

For purposes of these independence standards, (i) the term “immediate family member” means any of the director’s spouse, parents, step-parents, children, step-children, brothers, sisters, mothers- and fathers-in law, sons- and daughters-in-law, and brothers and sisters-in-law, and any other person (other than domestic employees) who shares the director’s household, (ii) the term “business affiliation” means any corporation (other than The Student Loan Corporation, any of its subsidiaries, or affiliates of Citigroup), partnership, limited partnership, syndicate or other organization of which the director or immediate family member is an officer, partner or employee, or in which the director owns directly or indirectly at least a 5% equity interest, (iii) the term “executive officer” has the same meaning as “officer” under Rule 16a-1(f) under the Securities Exchange Act of 1934, and (iv) the term “consolidated gross revenues” means consolidated gross revenues as reported on a company’s consolidated financial statements.

II.	Policy on Transactions with Related Persons

In light of applicable disclosure requirements under Item 404(b) of Regulation S-K of the SEC, the Board of Directors of the Corporation shall be responsible for the review and consideration of the Transactions with Related Persons (the “Transactions”).

Definitions

“Related Person” is any director, any executive officer of the Corporation, any nominee for director, any shareholder beneficially owning in excess of 5% of any class of voting securities of the Corporation, and any “immediate family member” of any such person.

“Immediate family member” has the same meaning as provided in Section I.

“Transaction with Related Persons” is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Corporation is a participant, and (c) any Related Person has or will have a direct or indirect material interest.

Notification

Each director and executive officer shall promptly notify the Secretary of any Transactions with Related Persons. The notice shall include a description of the Transaction and the aggregate dollar amount. In addition, each director and executive officer is required to complete a Director and Executive Officer Questionnaire on an annual basis in order to confirm, among other things, the existence of any Transactions with Related Persons.

Each shareholder who beneficially owns more than 5% of any class of the voting securities of the Corporation is requested to complete a Questionnaire on an annual basis, and notify the Corporation of the existence of any Transactions with Related Persons.

General Criteria For Reviewing Transactions with Related Persons

The Board of Directors shall review and consider a Transaction with a Related Person at a regularly scheduled meeting subsequent to receiving the notification thereof by using the following criteria. No director shall participate in any discussion of a Transaction for which he or she or any member of his or her immediate family is a Related Person, except that the director shall provide all material information concerning the Transaction.

In reviewing Transactions with Related Persons, the Board shall take into account, among other factors it deems appropriate, whether the Transaction is entered into on terms no less favorable to the Corporation than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the Related Person’s interest in the transaction. The Board will review the following information when assessing a Transaction:

•	The terms of such transaction;

•	The Related Person’s interest in the transaction;

•	The purpose and timing of the transaction;

•	Whether the Corporation is a party to the transaction, and if not, the nature of the Corporation’s participation in the transaction;

•	If the transaction involves the sale of an asset, a description of the asset, including date acquired and costs basis;

•	Information concerning potential counterparties in the transaction;

•	The approximate dollar value of the transaction and the approximate dollar value of the Related Person’s interest in the transaction;

•	Description of any provisions or limitations imposed as a result of entering into the proposed transaction;

•	Whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and

•	Any other relevant information regarding the transaction.

Exempt Transactions

The Board of Directors has determined that each of the types of Transactions listed below shall not require review by the Board under this Policy.

a.	Employment of Executive Officers. Any employment by the Corporation of an executive officer of the Corporation if:

i.	the related compensation is required to be reported in the Corporation’s proxy statement under Item 402 of SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) and such information is reported; or

ii.	the executive officer is not an immediate family member of another executive Officer or director of the Corporation and the related compensation would be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation.

b.	Director compensation. Any compensation paid to a member of the Board if the related compensation is required to be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

c.	Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as (i) an employee, (ii) a beneficial owner of less than 10% of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues.

d.	Ordinary course transactions.

•

Loans made or maintained by the Corporation to a Related Person or its primary business affiliation, if the loan: (a) is made in the ordinary course of business of the Corporation, is of a type that is generally made available to the general public, and is on market terms, or terms that are no more favorable than those offered to the general public; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002; and (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features.

•

All business relationships, including brokerage, deposit, insurance, and other services, between the Corporation and a Related Person or its primary business affiliation, that are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

e.	Interaffiliate Transactions. Any transactions between the Corporation and its affiliates that are subject to the Interaffiliate Transactions Approval Policy.

f.	Certain charitable contributions. Any charitable contribution, grant or endowment by the Corporation to a charitable organization, foundation or university where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.

g.	Transactions where all shareholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of the Corporation’s common stock and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g., dividends).

h.	Transactions involving competitive bids. Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids.

i.	Regulated transactions. Any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

j.	Certain banking-related services. Any transaction with a Related Person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

ANNEX B

THE STUDENT LOAN CORPORATION

AUDIT COMMITTEE CHARTER

as of April 12, 2004

Mission

The Audit Committee of The Student Loan Corporation (“SLC”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of SLC’s financial statements and financial reporting process and SLC’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function—Audit and Risk Review (“ARR”); (iii) the annual independent audit of SLC’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by SLC with legal and regulatory requirements, including SLC’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in SLC’s annual Proxy Statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that SLC’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Membership

The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

At least one member of the Audit Committee will be a financial expert as defined by the Securities and Exchange Commission.

The members of the Audit Committee and the Audit Committee Chair shall be appointed by the Board on the recommendation of the Chairman of the Board. Audit Committee members may be replaced by the Board with new members, provided such new members satisfy the membership requirements. The Committee Chair shall be rotated periodically, at the recommendation of the Chairman of the Board.

Authority

The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors (subject to stockholder ratification) and shall approve in advance all audit engagement fees and terms and all audit-related, tax and other engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee. SLC shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors, any advisors employed by the Audit Committee and ordinary administrative expenses of the Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Meetings and Access

•	Meet as often as it determines, but not less frequently than quarterly.

•	Meet separately, periodically, with management, internal auditors, and independent auditors.

•	Regularly report to the Board on the Committee’s activities.

•	Annually review and evaluate its own performance.

•	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A),” and recommend to the Board whether the audited financial statements should be included in SLC’s Form 10-K.

•

Review and discuss with management and the independent auditors SLC’s quarterly financial statements, prior to the filing of its Form 10-Q, including disclosures made in MD&A and the results of the independent auditors’ reviews of the quarterly financial statements.

•

Discuss generally SLC’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which SLC may provide earnings guidance.

•

Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (1) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (2) any fraud, whether or not material, involving management or other employees who have a significant role in SLC’s internal controls.

•	Receive and discuss reports from management on an annual and/or as needed basis.

•	Review and discuss periodically reports from the independent auditors on, among other things, certain:

a)	Critical accounting policies and practices to be used;

b)	Alternative treatments of financial information within generally accepted accounting principles;

c)	Other material written communications between the independent auditors and management, such as any management letter and SLC’s response to such letter or schedule of unadjusted differences; and

d)	Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

•	Review and discuss with management and the independent auditors, at least annually:

a)	Developments and issues with respect to reserves.

b)	Regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on SLC’s financial statements; and

c)	Accounting policies used in the preparation of SLC’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof).

•

Review with management its evaluation of SLC’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in, or material non-compliance with such controls and procedures.

•

Annually review and discuss with management and the independent auditors (1) management’s assessment of the effectiveness of SLC’s internal control structure and procedures for financial reporting, and (2) the independent auditors’ attestation to, and report on, management’s control assessment, each as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•

Discuss with management SLC’s major credit, market, liquidity and operational risk exposures and the steps management has taken to monitor and control such exposures, including SLC’s risk assessment and risk management policies.

•

Establish procedures for the receipt, retention, and treatment of complaints received by SLC regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of SLC of concerns regarding questionable accounting or auditing matters.

Oversight of SLC’s Relationship with the Independent Auditors

•	Receive and discuss a report from the independent auditors at least annually regarding:

a)	The independent auditors’ internal quality-control procedures;

b)	Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

c)	Any steps taken to deal with any such issues;

d)	All relationships between the independent auditors and SLC, in order to assess the independent auditors’ independence; and

e)	Key staffing and lead audit partner rotation plans.

•

Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Committee shall approve in advance any audit or non-audit services provided to SLC by the independent auditors, all as required by applicable law or listing standards. Preapproval authority may be delegated to one or more members of the Committee.

•	Review and discuss the scope and plan of the independent audit.

•

Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and ARR. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1—”Independence Discussions with Audit Committees.”) The Committee shall present its conclusions to the Board, and if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Recommend to the Board policies for SLC’s hiring of employees or former employees of the independent auditors.

Oversight of Audit and Risk Review (ARR)

•	Review and approve the appointment and replacement of the Chief Auditor who shall report directly to the Committee.

•	Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•

Review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

•

Review periodically with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of SLC and SLC’s compliance with applicable law and listing standards.

•	Review and discuss the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of SLC’s senior management.

•

Receive and discuss reports from management on an annual and/or as needed basis relating to: compliance at SLC (including anti-money laundering, regulatory and fiduciary compliance); significant reported ethics violations; compliance with FDICIA internal control and compliance reporting requirements; business resumption and contingency planning; tax developments and issues; fraud and operating losses; technology and information security; and SLC’s insurance.

ANNEX C

THE STUDENT LOAN CORPORATION

COMPENSATION COMMITTEE CHARTER

as of April 12, 2004

Mission

The Compensation Committee (the Committee) is responsible for reviewing and recommending to the Board the compensation structure for senior management, in accordance with guidelines established by the Committee from time to time. The Committee will produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement. Further, the committee approves broad-based and special compensation plans across the Corporation.

Additionally, the Committee will regularly review the Corporation’s management resources, succession planning and development activities, as well as the performance of senior management.

Membership

The Committee shall consist of at least three members of the Board of Directors each of whom shall (a) meet the independence requirements of the new York Stock Exchange corporate governance rules and all other applicable laws, rules and regulations governing independence, as determined by the Board; (b) qualify as “non-employee directors” as defined under Section 16 of the Securities Exchange Act; and (c) qualify as “outside directors” under Section 162 (m) of the Internal Revenue Code.

The members of the Compensation Committee and the Compensation Committee Chair shall be appointed by the Board at the recommendation of the Chairman of the Board, and may be removed by the Board.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•	Annually review and approve, for the Chief Executive Officer and senior management of the Corporation, base salary, incentive compensation and long-term incentive compensation, such as stock options.

•

Annually review and approve corporate goals and objectives relevant to Chief Executive Officer and senior management compensation, evaluate performance in light of these goals and objectives, and recommend to the Board the Chief Executive Officer’s and senior managers’ compensation based on this evaluation. In determining the compensation of the Chief Executive Officer and senior managers, the Committee will consider the Corporation’s performance, the value of similar incentive awards to officers at comparable companies and the compensation packages given to senior managers in past years.

•	In consultation with and based upon the advice of outside counsel, monitor the disclosure and prepare an annual report on executive compensation for inclusion in the proxy statement.

•

Review executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations.

•

In consultation with the Chief Executive Officer and Chairman of the Board, conduct a talent and performance review of key senior management members in order to identify opportunities, performance gaps and next steps as part of the Committee’s executive succession planning and development process. The purpose of this review is to ensure that future leaders of the Corporation are identified and developed as appropriate. The Committee shall report at least once a year to the Board on the Committee’s executive succession planning process.

C-1

•

In consultation with the Board and the Chief Executive Officer, as part of its executive succession planning process, review and evaluate potential successors to the Chief Executive Officer. The Committee will provide an annual report to the Board on CEO succession.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Review and approve senior management agreements, severance arrangements and change in control agreements and provisions when, and if appropriate, as well as any special supplemental benefits.

•	Annually review the Corporation’s progress in meeting diversity goals with respect to the employee population.

•	Periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Regularly report to the Board on the Committee’s activities and report annually on assessment of the Committee performance and suggestions for improvement, at the Committee and Board level.

•

Obtain advice and assistance, as needed, from internal or external legal, accounting, search firms or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment.

•	Review and evaluate candidates for independent directors of the Board, as requested by the Chairman of the Board from time to time.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

C-2

The Student Loan Corporation 750 Washington Blvd., 9th floor Stamford, CT 06901

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2009.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/STU • Follow the steps outlined on the secured website.
Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Vikram A. Atal	☐	☐	☐	02 - Evelyn E. Handler	☐	☐	☐	03 - Loretta Moseman	☐	☐	☐

	For	Against	Abstain
2. Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for 2009.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.                         Signature 1 —Please keep signature within the box.           Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

2009 Proxy — The Student Loan Corporation
Annual Meeting of Stockholders May 14, 2009, 8:30 A.M. (Eastern Standard Time) 399 Park Avenue 12th Floor Auditorium New York, New York 10022

There are two entrances to the building, one on the east side of Park Avenue and the other on the west side of Lexington Avenue. Both of the entrances are between East 53rd Street and East 54th Street. Each attendee must present valid picture identification, such as a driver’s license, to gain admittance to the meeting.

The undersigned appoints Michael J. Reardon, proxy, having power to substitute another person to vote all the stock of The Student Loan Corporation held of record by the undersigned on March 31, 2009 at the Annual Meeting of Stockholders of The Student Loan Corporation to be held on May 14, 2009 and at any adjournment thereof. The proxies have authority to vote such stock, as indicated on the reverse side hereof, (1) to elect directors and (2) to ratify the selection of independent auditors. The proxies are further authorized to vote such stock upon any other business that may properly come before the meeting or any adjournment thereof.

Please indicate on the reverse side of this card how your stock is to be voted. Unless you otherwise indicate, this proxy will be voted “FOR” the election of directors and “FOR” the ratification of Independent Auditors.

Please date and sign this proxy on the reverse side and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.

This proxy is solicited on behalf of the Board of Directors.